UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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BROWN & BROWN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2015 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 27, 2015
Dear Shareholder:
You are invited to attend the Annual Meeting of Shareholders (the “Meeting”) of Brown & Brown, Inc. (the “Company”), which will be held in the River Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118, on Wednesday, May 6, 2015 at 9:00 a.m. (EDT).
This year, we are again pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders via the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of the Meeting. On March 27, 2015, we mailed to our beneficial shareholders a notice containing instructions on how to access our Proxy Statement and Annual Report and how to vote online (the “Notice”). All other shareholders will continue to receive a paper copy of the Proxy Statement, Proxy Card and Annual Report by mail. The Proxy Statement contains instructions on how you can (i) receive a paper copy of the Proxy Statement, Proxy Card and Annual Report if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet if you received them by mail this year.
The Notice and Proxy Statement on the following pages cover the formal business of the Meeting. Whether or not you expect to attend the Meeting, please vote online or by phone as directed in the Notice, or sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.
Your continuing interest in the business of the Company is gratefully acknowledged. We hope many shareholders will attend the Meeting.
Sincerely,

J. Powell Brown
Chief Executive Officer

BROWN & BROWN, INC.
220 South Ridgewood Avenue
Daytona Beach, Florida 32114
Notice of Annual Meeting
of Shareholders
May 6, 2015
The Annual Meeting of Shareholders (the “Meeting”) of Brown & Brown, Inc. (the “Company”) will be held in the River Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118, on Wednesday, May 6, 2015 at 9:00 a.m. (EDT), for the following purposes:
1.
To elect twelve (12) nominees to the Company’s Board of Directors;

2.
To ratify the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2015;

3.
To approve, on an advisory basis, the compensation of named executive officers;

4.
To reapprove the Company’s 2010 Stock Incentive Plan pursuant to Internal Revenue Code Section 162(m);

5.
To approve an amendment to the Company’s 1990 Employee Stock Purchase Plan; and

6.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 2, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any postponements or adjournments of the Meeting.
For your convenience, we are also offering an audio webcast of the Meeting. To access the webcast, please visit the “Investor Relations” section of our website (www.bbinsurance.com) shortly before the Meeting time and follow the instructions provided. A replay of the webcast will be available on our website beginning the afternoon of May 6, 2015, and continuing for 30 days thereafter.
Your vote is important. Please vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not you intend to be present at the Meeting.
By Order of the Board of Directors

Robert W. Lloyd
Corporate Secretary
Daytona Beach, Florida
March 27, 2015
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 6, 2015
The Proxy Statement and Annual Report to Shareholders are available at: www.viewproxy.com/bbinsurance/2015

BROWN & BROWN, INC.
PROXY STATEMENT
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
On March 27, 2015, we mailed to our beneficial shareholders of record as of the close of business on March 2, 2015 a notice containing instructions on how to access this Proxy Statement and our Annual Report online and how to vote online (the “Notice”), and thereafter, we began mailing these proxy materials to all other shareholders. These proxy materials are made available to shareholders in connection with the solicitation of proxies by the Board of Directors of Brown & Brown, Inc. to be voted at the Annual Meeting of Shareholders, to be held in the River Room of The Shores Resort, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118 at 9:00 a.m. (EDT) on Wednesday, May 6, 2015, and at any postponement or adjournment thereof  (the “Meeting”). The close of business on March 2, 2015 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, we had outstanding 143,486,278 shares of  $.10 par value common stock, entitled to one vote per share.
As permitted by the Securities and Exchange Commission (“SEC”) rules, Brown & Brown, Inc. is making this Proxy Statement and its Annual Report available to its shareholders electronically via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail (unless you request them, as described below and explained in the Notice). Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may vote online. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting the materials.
Shares represented by duly executed proxies in the accompanying form that we receive prior to the Meeting will be voted at the Meeting. If you specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If your proxy card is signed and returned without specifying a vote or an abstention, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors.
The Board of Directors recommends a vote “FOR” the following five proposals:
➢
the election of twelve (12) nominees to Brown & Brown, Inc.’s Board of Directors;

➢
the ratification of the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2015;

➢
the approval, on an advisory basis, of the compensation of named executive officers;

➢
the reapproval of Brown & Brown, Inc.’s 2010 Stock Incentive Plan (“SIP”) pursuant to Internal Revenue Code Section 162(m); and

➢
the approval of an amendment of Brown and Brown, Inc.’s 1990 Employee Stock Purchase Plan (“ESPP”).

The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.
If your shares are held in a stock brokerage account, or by a bank or other nominee, you have the right to provide instructions on voting as requested by your broker, bank or nominee. Under the rules of the New York Stock Exchange (the “NYSE”), your broker, bank or nominee is permitted to vote your shares on the second proposal concerning the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2015 even if your broker, bank or nominee has not been given specific voting instructions as to this matter. Your broker, bank or nominee is not permitted to vote your shares on the first, third, fourth or fifth proposals.
After you have returned a proxy, you may revoke it at any time before it is voted by taking one of the following actions: (i) giving written notice of the revocation to our Corporate Secretary at 220 S. Ridgewood Ave., Daytona Beach, Florida 32114, or by email to annualmeeting@bbins.com; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by Alliance Advisors, LLC, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. A quorum is present when a majority in interest of all the common stock outstanding is represented by shareholders present in person or by proxy.

Shares of the common stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all nominees for the Board of Directors; “FOR” the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company’s financial statements for the 2015 fiscal year; “FOR” the advisory vote to approve named executive officer compensation; “FOR” the reapproval of the Company’s 2010 Stock Incentive Plan (SIP) pursuant to Internal Revenue Code Section 162(m); and “FOR” the approval of the amendment of the 1990 Employee Stock Purchase Plan (ESPP).
A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Meeting.
If the shares you own are held in “street name” by a broker or other nominee entity and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the NYSE rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters, and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, such as the election of directors, the “say on pay” advisory vote, the reapproval of the Company’s 2010 Stock Incentive Plan pursuant to Internal Revenue Code Section 162(m), and the approval of an amendment to the ESPP, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the NYSE rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.
Broker non-votes, as well as properly executed proxies marked “ABSTAIN,” will be counted for purposes of determining whether a quorum is present at the Meeting.
Because this director election is an uncontested election, if a quorum is present, the nominees for election as directors who receive a number of  “FOR” votes that exceeds 50% of the votes cast will be elected as directors. Votes actually cast shall include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election. If a nominee is not elected and no successor has been elected at the meeting, the director shall promptly tender his or her conditional resignation following certification of the vote. The Nominating/Corporate Governance Committee shall consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will endeavor to act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following the recommendation. For additional information regarding the majority voting standard, see “Majority Voting for Directors,” below.
In order to pass, each of Proposals 2, 3, 4 and 5 must receive the affirmative vote of a majority of the votes cast on the Proposal. An abstention or broker non-vote will not have an effect on these proposals.
Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services. Also, Alliance Advisors, LLC may solicit proxies on our behalf at an approximate cost of  $5,000, plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, messenger or via the Internet. We will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. We will pay all of the costs of solicitation of proxies.
Our executive office is located at 220 South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (386) 252-9601).

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of March 2, 2015, the record date for the Meeting, information as to our common stock beneficially owned by (1) each of our directors, all of whom are director nominees, (2) each current executive officer named in the Summary Compensation Table, (3) all of our directors and current executive officers as a group and (4) any person or entity whom we know to be the beneficial owner of more than five percent of the outstanding shares of our common stock.
Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)(4)	Percent of Total
J. Hyatt Brown(5)	20,988,746	14.63%
Samuel P. Bell, III	31,600	*
Hugh M. Brown(6)	16,700	*
J. Powell Brown(7)	1,612,083	1.12%
Bradley Currey, Jr.	305,800	*
Theodore J. Hoepner	49,600	*
James S. Hunt	2,557	*
Toni Jennings	17,265	*
Timothy R.M. Main	6,519	*
H. Palmer Proctor, Jr.(8)	7,881	*
Wendell S. Reilly	107,551	*
Chilton D. Varner	28,690	*
Charles H. Lydecker	593,395	*
J. Scott Penny(9)	460,594	*
Anthony T. Strianese	255,089	*
Cory T. Walker	226,329	*
R. Andrew Watts	62,558	*
All current directors and executive officers as a group (21 persons)(10)	25,771,142	17.92%
BlackRock Inc.(11) 55 East 52nd Street New York, NY 10022	7,859,504	5.48%
The Vanguard Group, Inc.(12) 100 Vanguard Boulevard Malvern, PA 19355	8,327,338	5.80%
*
Less than 1%.

(1)
Unless otherwise indicated, the address of such person is c/o Brown & Brown, Inc., 220 South Ridgewood Avenue, Daytona Beach, Florida 32114.

(2)
Beneficial ownership of shares, as determined in accordance with applicable SEC rules, includes shares as to which a person has or shares voting power and/or investment power, or as to which a person has the right to acquire beneficial ownership within the next 60 days. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

(3)
The number and percentage of shares owned by the following persons include the indicated number of shares owned through our 401(k) plan as of January 27, 2015: Mr. Powell Brown — 17,937; Mr. Walker — 0; Mr. Watts — 0; Mr. Lydecker — 13,802; Mr. Penny — 24,006; Mr. Strianese — 0; and all current directors and executive officers as a group, excluding Mr. Walker, who retired as an officer of the Company on March 4, 2014 — 84,172.

The number and percentage of shares owned by the following persons also include the indicated number of shares which such persons have been granted under our Performance Stock Plan (“PSP”) as of March 2, 2015: Mr. Powell Brown — 70,332; Mr. Walker — 0; Mr. Watts — 0; Mr. Lydecker — 59,588; Mr. Penny — 55,488; Mr. Strianese —  38,576; and all current directors and executive officers as a group, excluding Mr. Walker, who retired as an officer of the Company on March 4, 2014 — 298,490. The number and percentage of shares owned by Mr. Powell Brown also includes 344,357 shares which Mr. Powell Brown has been granted under our 2010 Stock Incentive Plan. These PSP and, in the case of Mr. Powell Brown, SIP shares in some cases have voting and dividend rights due to satisfaction of the first condition of vesting based on stock price performance, but the holders thereof currently have no power to sell or dispose of the shares, and the shares are subject to forfeiture.
In addition, the number and percentage of shares owned by the following persons include the indicated number of shares which such persons have been granted under our SIP in the form of Performance-Triggered Stock Grants (“PTSGs”) as of March 2, 2015: Mr. Powell Brown — 28,002; Mr. Walker — 0; Mr. Watts — 35,558; Mr. Lydecker —  46,554; Mr. Penny — 46,554; Mr. Strianese — 50,506; and all current directors and executive officers as a group, excluding Mr. Walker, who retired as an officer of the Company on March 4, 2014 — 309,558. These PTSGs have voting and dividend rights, but the holders thereof have no power to sell or dispose of the shares, and the shares are subject to forfeiture in the event that the recipient does not continue to be employed with us for a specified number of years following the date of grant. For further information concerning the terms of these grants please see the section titled, “Compensation Discussion and Analysis — 2014 SIP Grants,” below.
(4)
On February 27, 2008, the indicated number of options was granted to the following persons under the 2000 Incentive Stock Option (“ISO”) Plan: Mr. Powell Brown — 175,000; Mr. Walker — 100,000; Mr. Watts —  0; Mr. Lydecker —  100,000; Mr. Penny — 100,000; Mr. Strianese — 100,000; and all current directors and executive officers as a group, excluding Mr. Walker, who retired as an officer of the Company on March 4, 2014 — 585,000. Of these granted amounts, the indicated number of options were exercisable by the following persons under the ISO Plan as of March 2, 2015 or within 60 days thereafter (excluding options that are subject to vesting to the extent that performance-based conditions are satisfied during such period): Mr. Powell Brown — 70,000; Mr. Walker —  0; Mr. Watts — 0; Mr. Lydecker — 74,589; Mr. Penny — 34,589; Mr. Strianese — 60,000; and all current directors and executive officers as a group excluding Mr. Walker, who retired as an officer of the Company on March 4, 2014 — 316,356; and therefore, the underlying shares are deemed to be beneficially owned.

(5)
Of the shares beneficially owned by Mr. Hyatt Brown, 20,886,328 are held of record by Ormond Riverside, Limited Partnership, of which Swakopmund, Inc. is the General Partner that has voting and investment power over such shares. Swakopmund, Inc. is 100% owned by the Swakopmund Trust of 2009, a revocable trust created by Mr. Hyatt Brown, who is the sole trustee thereof and retains the sole voting and investment powers with respect to all the shares of Swakopmund, Inc. An additional 34,418 shares are beneficially owned jointly with Mr. Hyatt Brown’s spouse, and these shares have shared voting and investment power, and an additional 68,000 shares are held in an IRA account.

(6)
Mr. Hugh Brown’s ownership includes 400 shares owned by his spouse, as to which he disclaims beneficial ownership.

(7)
Mr. Powell Brown’s ownership includes 9,171 shares owned by children living in his household, as to which he disclaims beneficial ownership.

(8)
Mr. Proctor’s ownership includes 224 shares owned by his spouse, as to which he disclaims beneficial ownership.

(9)
Mr. Penny’s ownership includes 96 shares owned by children living in his household, as to which he disclaims beneficial ownership, and 129,397 shares owned jointly with spouse.

(10)
Includes amounts beneficially owned by all our current directors and executive officers as of March 3, 2015, as a group, excluding Mr. Walker, who retired as an officer of the Company on March 4, 2014.

(11)
The amount shown is derived from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) as amended on or around February 2, 2015 reporting beneficial ownership as of December 31, 2014. According to the Schedule 13G/A, BlackRock has sole voting power over 7,422,834 shares and sole dispositive power over 7,859,504 shares.

(12)
The amount shown is derived from a Schedule 13G filed by The Vanguard Group (“Vanguard”), as amended on or around February 10, 2015 reporting beneficial ownership as of December 31, 2014. According to the Schedule 13G, Vanguard has sole voting power over 80,607 shares and sole dispositive power over 8,257,831 shares.

MANAGEMENT
Directors and Executive Officers

Set forth below is certain information concerning our current directors, all of whom are director nominees, and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.
Name	Position	Age	Year First Became a Director
J. Hyatt Brown	Chairman of the Board	77	1993
Samuel P. Bell, III	Director	75	1993
Hugh M. Brown	Director	79	2004
J. Powell Brown	Director; President and Chief Executive Officer	47	2007
Bradley Currey, Jr.	Director	84	1995
Theodore J. Hoepner	Director	73	1994
James S. Hunt	Director	59	2013
Toni Jennings	Director	65	2007(1)
Timothy R.M. Main	Director	49	2010
H. Palmer Proctor, Jr.	Director	47	2012
Wendell S. Reilly	Director	57	2007
Chilton D. Varner	Director	72	2004
Sam R. Boone, Jr.	Senior Vice President	61	—
Linda S. Downs	Executive Vice President	65	—
Richard A. Freebourn, Sr.	Executive Vice President – Internal Operations; People Officer	67	—
Robert W. Lloyd	Executive Vice President; Corporate Secretary and General Counsel	50	—
Charles H. Lydecker	President – Retail Division	51	—
J. Scott Penny	Chief Acquisitions Officer	48	—
Anthony T. Strianese	President – Wholesale Brokerage Division	53	—
Chris L. Walker	President – National Programs Division	57	—
R. Andrew Watts	Executive Vice President; Treasurer and Chief Financial Officer	46	—
(1)
Ms. Jennings previously served on our Board of Directors from 1999 until April 2003.

J. Hyatt Brown.   Mr. Brown has been Chairman of our Board of Directors since 1994. Mr. Hyatt Brown was our Chief Executive Officer from 1993 to July 1, 2009 and our President from 1993 to December 2002, and served as President and Chief Executive Officer of our predecessor corporation from 1961 to 1993. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of International Speedway Corporation, and Verisk Analytics, Inc. (formerly Insurance Services Office), each a publicly held company. He previously served as a director of Next Era Energy, Inc., RockTenn Company, SunTrust Banks, Inc. (“SunTrust”), and BellSouth Corporation, each a publicly held company. Mr. Brown is a member of the Board of Trustees of Stetson University, of which he is a past Chairman, and the Florida Council of 100. Mr. Brown served as Chairman of the Council of Insurance Agents & Brokers from 2004 to 2005 and is a past Vice Chairman of the Florida Residential Property and Casualty Joint Underwriting Association. One of Mr. Brown’s sons, J. Powell Brown, is employed by us as President and Chief Executive Officer, and has served as a director since October 2007. Mr. Hyatt Brown’s extensive business and industry experience, knowledge of our company, service on boards of other publicly traded companies and proven leadership ability are just a few of the attributes that make him uniquely qualified to serve on, and chair, our Board.
Samuel P. Bell, III.   Mr. Bell has served as Of Counsel to the law firm of Buchanan Ingersoll & Rooney PC since March 2015. From November 2013 until March 2015, he served as Of Counsel to the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A., and prior to that, had been a shareholder of the firm since January 1998. Prior to that, he was a shareholder and managing partner of Cobb Cole & Bell (now Cobb & Cole, P.A.), and he served as Of Counsel to Cobb Cole & Bell until August 2002. Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988. He is Chairman of the Advisory Board for the College of Public Health at the University of South Florida, Member of the Florida Public Health Institute, and a member of the Board of Directors of the Florida Children’s Home Society. Mr. Bell is a former member of the Florida Elections Commission, and past Chairman of the Florida Legislature’s Commission on Local Government II. Mr. Bell’s extensive legal experience and familiarity with issues relating to Florida legislative and regulatory matters, along with his contributions in the form of service as current Chairman of the Compensation Committee and member of the Acquisition Committee, are among the factors that were considered with respect to his nomination for re-election to the Board.
Hugh M. Brown.    Mr. Brown, who is unrelated to Mr. Hyatt Brown and Mr. Powell Brown, founded BAMSI, Inc., a full-service engineering and technical services company, in 1978 and served as its Chief Executive Officer until his retirement in 1998. Mr. Brown currently serves as a member of the Advisory Board of Directors of SunTrust Bank of Orlando and a member of the Board of Managers (BOM), Nemours Children’s Hospital, Orlando, Florida. He is a past member of the Florida Council of 100 and the Florida Council on Economic Education. He is a past Chairman of the Federal Reserve Bank of Atlanta, and previously served on the Florida Commission on Education, and as Chairman of the Spaceport Florida Authority (now Florida Space Authority) Board of Supervisors. Mr. Brown was named Small Business Person of the Year, 1985, by the U.S. Small Business Administration, and Regional Minority Small Business Person of the Year for the Atlanta region. In 1991, he received the U.S. Small Business Administration’s Graduate of the Year Award. He is an inductee of the Junior Achievement Business Hall of Fame for East Central Florida and recipient of the Ernst & Young Entrepreneur of the Year - Services Category in 1993 for the State of Florida. Mr. Brown’s business experience, leadership abilities and proven value in leading the Audit Committee, of which he is a past chair and a current member, and his service on the Nominating/Corporate Governance Committee are among the features considered in his nomination for re-election to the Board.
J. Powell Brown.   Mr. Powell Brown was named Chief Executive Officer in July 2009. He has been our President since January 2007 and was appointed to be a director in October 2007. Prior to 2007, he served as one of our Regional Executive Vice Presidents since 2002. Mr. Brown was previously responsible for overseeing certain or all parts of all of our divisions over the years, and worked in various capacities throughout the Company since joining us in 1995. Mr. Brown has served on the Board of Directors of RockTenn Company, a publicly held company, since January 2010. He also serves on the Board of Directors of Camp Boggy Creek. He is the son of our Chairman, J. Hyatt Brown. Mr. Powell Brown’s work in all divisions of our Company, leadership experience at every level of our Company and current position as President and Chief Executive Officer are among the qualities considered in connection with his nomination for re-election to the Board.
Bradley Currey, Jr.    Mr. Currey served as Chief Executive Officer of RockTenn Company, a publicly held manufacturer of packaging and recycled paperboard products, from 1989 to 1999 and as Chairman of the Board of RockTenn Company from 1993 to 2000, when he retired. He also previously served as President (1978 – 1995) and Chief Operating Officer (1978 – 1989) of RockTenn Company. From 1953 until 1976, Mr. Currey was employed by Trust Company of Georgia, a publicly held commercial bank and bank holding company, where he served as Chief Financial Officer and was a member of the Board of Directors from 1972 – 1976. Mr. Currey previously served as a member of the Board of Directors and Executive Committee of RockTenn Company, and is currently Director Emeritus of Genuine Parts Company, a publicly traded company. Mr. Currey is Trustee Emeritus and a past Chairman of the Board of Trustees of Emory University. He is a Trustee Emeritus and past Chairman of the Board of the Woodruff Arts Center and the Atlanta Symphony Orchestra, a division of the Woodruff Arts Center in Atlanta, Georgia. He is also a past Chairman of the Federal Reserve Bank of Atlanta and the Metro Atlanta Chamber of Commerce and past member of the Board of Directors of Fresh Frozen Foods. He previously chaired our Nominating/Corporate Governance Committee, on which he continues to serve as a member, is a past member of our Audit Committee and is a current member of our Acquisition Committee. Mr. Currey’s business experience, proven leadership abilities, financial accounting and management expertise, as well as contributions in his years of service as Chairman of the Nominating/Corporate Governance Committee and as our former Lead Director, were all considered in connection with his nomination for re-election to the Board.
Theodore J. Hoepner.   Mr. Hoepner served as Vice Chairman of SunTrust Bank, Inc. from January 2000 to December 2004 and as Vice Chairman of SunTrust Bank Holding Company from January 2005 until June 2005, when he retired. From 1995 to 2000, Mr. Hoepner was Executive Vice President of SunTrust Bank, Inc. and Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. From 1990 through 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A. He is a past Chairman of the Florida Prepaid College Board, the Board of Trustees of Rollins College, the Economic Development Commission of Mid-Florida, the Heart of Florida United Way, the Greater Miami Chamber of Commerce, the Beacon Council of Miami, Florida, and the Financial Executives Institute of Jacksonville, Florida. Mr. Hoepner’s years of experience in the banking industry, including extensive experience in management, make him a valuable addition to the Board, and he currently chairs the Audit Committee, and serves as a member of the Compensation Committee and Acquisition Committee, which he previously chaired. All of these attributes were among the factors considered in connection with his nomination for re-election to the Board.

James S. Hunt.   Mr. Hunt served as Executive Vice President and Chief Financial Officer of Walt Disney Parks and Resorts Worldwide from 2003 until his retirement in 2012. During that period, he was a member of the Boards of Directors of Disney’s Hong Kong International Theme Park Company Limited, Shanghai International Theme Park Company Limited and Shanghai International Associated Facilities Company, Limited, as well as Disney’s Alameda Insurance and Buena Vista Insurance companies. Prior to that, between 1992 and 2003 he held senior finance positions with Walt Disney World Resort, including Vice President - Finance and Controllership, Senior Vice President - Operations Finance and Executive Vice President and Chief Financial Officer. Before that time, Mr. Hunt was a Partner with Ernst & Young. Mr. Hunt is a member of the Boards of Trustees of Penn Mutual Life, a mutual life insurance company, where he serves on the Audit, Nominating/Governance and Marketing Committees, and the Children’s Hospital Los Angeles, where he chairs the Finance Committee and is Vice Chair of the Compensation Committee. Mr. Hunt is a Certified Public Accountant (CPA). Mr. Hunt serves as a member of our Audit and Compensation Committees. Mr. Hunt’s 37 years of increasingly responsible executive and senior executive finance, strategy and related operational roles, financial expertise and significant international experience were factors considered in connection with his nomination for re-election to the Board.
Toni Jennings.   Ms. Jennings serves as Chairman of the Board of Jack Jennings & Sons, Inc., a commercial construction firm based in Orlando, Florida, and Jennings & Jennings, Inc., an architectural millwork firm based in Orlando, Florida. Ms. Jennings previously served on our Board of Directors from 1999 until April 2003. From 2003 through 2006, Ms. Jennings served as Lieutenant Governor of the State of Florida. She was the President of Jack Jennings & Sons, Inc. and Secretary and Treasurer of Jennings & Jennings, Inc. from 1982 to 2003. Ms. Jennings was a member of the Florida Senate from 1980 to 2000, and President of the Florida Senate from 1996 to 2000. She served in the Florida House of Representatives from 1976 to 1980. She is a member of the Board of Directors of Next Era Energy, Inc., a publicly held company, Post Properties, a publicly traded real estate investment trust (REIT), The Nemours Foundation, and the Foundation for Florida’s Future, and she is past Chair of the Board of the Florida Chamber of Commerce. She previously served as the Chair of Workforce Florida, Incorporated, and as a Director with the Salvation Army Advisory Board, the University of Central Florida Foundation, Enterprise Florida, and the Florida Partnership for School Readiness. Ms. Jennings’ experience as owner and operator of a successful business, and her years of service in the legislative and executive branches of the State of Florida are features considered in concluding that she should continue to serve as a director of the Company. Ms. Jennings serves on our Compensation Committee and our Nominating/Corporate Governance Committee.
Timothy R.M. Main.   Mr. Main is a Senior Managing Director of Evercore Partners. Prior to joining Evercore in October 2011, Mr. Main worked at JPMorgan Chase, a global investment bank, for 23 years, most recently as a Managing Director and Head of the Financial Institutions Group. Mr. Main’s extensive experience with complex financial transactions and acquisitions, as well as his broad knowledge of the insurance industry acquired throughout his career, are key components considered in nominating Mr. Main for re-election to the Board. Mr. Main serves on our Acquisition Committee.
H. Palmer Proctor, Jr.    Mr. Proctor is President and Director of Fidelity Bank and its holding company, Fidelity Southern Corporation, a publicly held company in Atlanta, Georgia. He currently serves on the Executive Committee for the bank and the holding company, chairs the Loan and Discount Committee, and serves on the bank’s 401(k), Personnel, Management, and Asset/Liability committees. He also serves as a member of the Board of Directors and past President of Callanwolde Fine Arts Center and as a Trustee of Fernbank Museum of Natural History. He is a member of the Advisory Board of Allied Financial. He is also a member of the Rotary Club of Atlanta and the Buckhead Lions Club. Mr. Proctor previously served as a director of the Georgia Bankers Association, a Trustee of the Professional Association for Georgia Educators (PAGE), a member of the Board of Directors and Chairman of the Finance Committee for the Frazier Center (Rehabilitation and Education for Disabled Adults and Children), and as a director of the Decatur/DeKalb YMCA. Mr. Proctor’s business experience, leadership abilities and management expertise were factors considered in connection with his nomination for re-election to the Board. He serves on our Audit and Acquisition Committees.
Wendell S. Reilly.   Mr. Reilly is the Chairman of Berman Capital Advisors and Managing Partner of Grapevine Partners, LLC, of Atlanta, Georgia, a private company. He is also a General Partner of Peachtree Equity Partners II. Previously, he was Chairman and Chief Executive Officer of Grapevine Communications, LLC, a group of local television stations. Earlier, he was the Chief Financial Officer of The Lamar Corporation and Haas Publishing Companies. Mr. Reilly currently serves on the Board of Directors of Lamar Advertising Company. He is also on the Board of Trustees of Emory University and The Carter Center. Mr. Reilly is a graduate of Emory College and earned his MBA in Finance from Vanderbilt University. Mr. Reilly’s business background and experience, including years of service with The Lamar Corporation, a publicly traded company in which the families of the founders hold significant ownership interests, enhance his ability to analyze and contribute valuable and unique insights on matters including those relating to capital structure, financing and acquisition structure. Mr. Reilly’s contributions as Chairman of our Acquisition Committee and a member of our Nominating/Corporate Governance Committee were also taken into consideration in connection with his nomination for re-election to the Board.

Chilton D. Varner.   Ms. Varner has been a member of the law firm of King & Spalding in Atlanta, Georgia since 1976 and a partner since 1983. A graduate of Smith College, where she was named to membership in Phi Beta Kappa, and Emory University School of Law, Ms. Varner was honored with Emory University School of Law’s Distinguished Alumni Award in 1998. In 2001, the National Law Journal profiled Ms. Varner as one of the nation’s top ten women litigators. With more than 30 years of courtroom experience, she specializes in defending corporations in product liability, commercial and other civil disputes. The author of many books and articles on areas of interest in her practice, she has also served as a member of the faculty of the Trial Academy of the International Association of Defense Counsel and regularly presents at bar association meetings around the country. She was a Trustee of Emory University from 1995 − 2014 and currently continues her services as a Trustee Emeritus. She has also served on the Board of the Atlanta Symphony Orchestra and The Carter Center. She served on the Board of Wesley Woods Geriatric Center from 1996 to 2007. As a practicing attorney and partner of one of the nation’s premier law firms, and a counselor to businesses, their directors and management concerning risk and risk control, Ms. Varner brings a depth of experience and a wealth of unique and valuable perspectives to our Board. She serves as Lead Director of the Board, chairs the Nominating/Corporate Governance Committee, and previously chaired the Compensation Committee, of which she continues to serve as a member.
Sam R. Boone, Jr.    Mr. Boone has been one of our Senior Vice Presidents since 2014 and serves as director and as an executive officer for several of our subsidiaries. He served as Regional Executive Vice President from 2009 to 2014. Mr. Boone is responsible for the Company’s Services Division and Public Entity operations in Colorado, Florida, Illinois, Indiana, Kentucky, Massachusetts, New Jersey, North Carolina and Washington. Since 1992, Mr. Boone has served as the profit center leader of USIS, Inc., based in Orlando, Florida. Mr. Boone joined our predecessor corporation in 1987, and commenced work with USIS in 1990.
Linda S. Downs.   Ms. Downs serves as Executive Vice President, and served as our Chief Operating Officer from 2012 until December 31, 2014. Prior to 2012, she held the titles of Regional President from 2011 to 2014, Senior Executive Vice President from 2010 to 2011, Executive Vice President for Leadership Development from 2006 to 2010, and Regional Executive Vice President from 2001 to 2006. While serving as Chief Operating Officer, she had oversight responsibilities spanning all operations of the Company as well as direct reporting responsibility for our Services Division, our Retail Division operations in Florida, Indiana, Illinois, Minnesota, New York and Wisconsin, our Internal Operations teams and our Corporate Benefits Department, all of whose leaders reported to her. Prior to undertaking her current duties, she founded and served as profit center leader of our Orlando, Florida retail office from 1980 to 1998. Ms. Downs is actively involved with Habitat for Humanity, and is a past member of the Florida Symphony Board, the Downtown (Orlando) Women’s Executive Council and Presidential Advisory Board of Embry-Riddle Aeronautical University.
Richard A. Freebourn, Sr.    Mr. Freebourn was appointed Executive Vice President — Internal Operations, and People Officer, respectively, in September 2014. Prior to that he had served as Vice President, Internal Operations since 2004 after serving as Director, Internal Operations commencing in 2002. He has been responsible for acquisition due diligence from 2002 through the present. From 2000 until 2002, he served as our Director of Internal Audit, and from 1998 until 2000, he was Vice President and Operations Leader of the Indianapolis, Indiana office of one of our Retail Division subsidiaries. Mr. Freebourn has been employed by us since 1984. He originally joined the Company as part of an acquisition in Fort Myers, Florida, where he was the Accounting Leader and eventually the Personal Lines, Commercial Lines and Operations Leader through 1997. In his new role as People Officer, Mr. Freebourn will continue to develop recruiting and mentoring strategies in the areas of sales, finance, human resources, information technology and insurance operations. He is also responsible for the oversight of all traditional human resources functions.
Robert W. Lloyd.   Mr. Lloyd has served as our General Counsel since 2009 and as Executive Vice President and Corporate Secretary since 2014. He previously served as Vice President from 2006 to 2014, Chief Litigation Officer from 2006 until 2009 and as Assistant General Counsel from 2001 until 2006. Prior to that, he worked as sales manager and marketing manager, respectively, in our Daytona Beach, Florida retail office. While working in a sales role, Mr. Lloyd qualified for the Company’s top producer honors (Tangle B) in 2001 and earned his Certified Insurance Counselor (CIC) designation. Before joining us, Mr. Lloyd practiced law and served as outside counsel to the Company with the law firm of Cobb & Cole, P.A. in Daytona Beach, Florida. Mr. Lloyd is a Rotarian, a director of the Advisory Board of SunTrust Bank of East Central Florida and a member of the Executive Board of the Central Florida Council, Boy Scouts of America.
Charles H. Lydecker.     Mr. Lydecker has served as President of our Retail Division since 2012 and serves as director and as an executive officer for several of our subsidiaries. In addition, he is responsible for certain operations within our Services Division. He served as Regional President from 2011 to 2012 and as one of our Regional Executive Vice Presidents from 2002 to 2011. From January 1999 until 2006, Mr. Lydecker served as profit center leader of our Daytona Beach, Florida retail office. Prior to that, Mr. Lydecker served as an account executive from 1990 to 1995 and as sales manager from 1995 to 1999 at the same location. Mr. Lydecker is Chairman of The Florida Birth Related Neurological Injury Compensation Association (NICA), and he serves as a Director of Gateway Banks of Florida. He previously served as Vice Chairman of the Florida Ethics Commission and Vice Chairman of the Florida Self-Insurers Guaranty Association. He is also a member of the Board of Trustees of American University in Washington, D.C. and is the 2014 Fundraising Chair for the Ormond Beach YMCA and the Volusia County Boy Scouts of America. Mr. Lydecker also serves on several national insurance carriers’ advisory councils. Mr. Lydecker is a past Director of Associated Industries of Florida, and a past Director and past Chairman of Futures Public Education Foundation, the United Way of Volusia/Flagler (FL) Counties, and Boy Scouts of America in Daytona Beach. He has twice served as Chairman of the Daytona Beach/Halifax Area Chamber of Commerce. Mr. Lydecker is also past Chairman of the Florida Housing Finance Corporation, past President of the Volusia/Flagler Chapter of the Florida Association of Independent Agents and a graduate of Leadership Florida.
J. Scott Penny.   Mr. Penny has been our Chief Acquisitions Officer since 2011 and he serves as director and as an executive officer for several of our subsidiaries. He served as a Regional President from 2010 to 2014 and Regional Executive Vice President from 2002 to July 2010. Since 2010, Mr. Penny has also overseen the operations of Florida Intracoastal Underwriters, Limited Company, one of our subsidiaries. From 1999 until January 2003, Mr. Penny served as profit center leader of our Indianapolis, Indiana retail office. Prior to that, Mr. Penny served as profit center leader of our Jacksonville, Florida retail office from 1997 to 1999. From 1989 to 1997, Mr. Penny was employed as an account executive and marketing representative in our Daytona Beach, Florida office.
Anthony T. Strianese.   Mr. Strianese has served as President of our Wholesale Brokerage Division since 2014. He served as Regional President from 2012 to 2014 and Regional Executive Vice President from July 2007 to January 2012, and serves as director and as an executive officer for several of our subsidiaries. Mr. Strianese’s responsibilities for our Wholesale Brokerage Division include oversight of the operations of Peachtree Special Risk Brokers, LLC, Hull & Company, Inc., ECC Insurance Brokers, Inc., MacDuff Underwriters, Inc. and Decus Insurance Brokers Limited, which commenced operations in 2008 in London, England. Additionally, Mr. Strianese is responsible for certain of our public entity operations located in Georgia, Texas and Virginia. Mr. Strianese joined Brown & Brown in January 2000 and helped form Peachtree Special Risk Brokers. Prior to joining us, he held leadership positions with The Home Insurance Company and Tri-City Brokers in New York City.
Chris L. Walker.   Mr. Walker was elected President of our National Programs Division in 2014. He served as Regional Executive Vice President from 2012 to 2014. Mr. Walker is responsible for our Programs Division. Previously, he served as Chief Executive Officer of Arrowhead. He has been involved with Arrowhead’s business development strategies, product expansion, acquisitions and the overall operations and infrastructure since joining the organization in 2003. Prior to that, he served as Vice Chairman of Aon Re. Mr. Walker’s insurance career began with the reinsurance intermediary E.W. Blanch Co., where he ultimately served as Chairman and CEO of E.W. Blanch Holdings. He previously served as Chairman of the Brokers and Reinsurance Markets Association.
R. Andrew Watts.   Mr. Watts joined the Company as Executive Vice President and Treasurer in February 2014, and as Chief Financial Officer upon Cory Walker’s retirement from that position effective March 4, 2014. Prior to joining the Company, he had served as Global Head of Customer Administration for Thomson Reuters since 2011, and from 2008 to 2011, he acted as Chief Financial Officer for multiple segments within the Financial and Risk Division of Thomson Reuters. Prior to 2001, Mr. Watts was the Chief Financial Officer and Co-founder of Textera, an internet start-up company, and worked as a Senior Manager with PricewaterhouseCoopers for nine years. Mr. Watts is a Certified Public Accountant (CPA) and holds a Bachelor of Science degree from Illinois State University. He was previously the Chairman of the Board for Surflight Theatre from January 2013 through February 2014 and served on that board from July 2012 until February 2014. He was previously the Chairman of the Board for Make-A-Wish Foundation of New Jersey from 2005 through 2007 and served on that board from 2000 through 2007.
Board and Board Committee Matters

During 2014, our Board of Directors held four regular meetings and nine telephonic special meetings. The Board of Directors took action by unanimous written consent five times during 2014. Each incumbent director serving during 2014 attended at least 75% of the total number of Board meetings, and at least 75% of the total number of meetings of committees of which such director is a member. The Board expects, but does not require, directors, all of whom are director nominees, to attend the Annual Shareholders’ Meeting. All members of the Board attended the 2014 Annual Shareholders’ Meeting. The Board conducts executive sessions of non-management directors in connection with each regularly scheduled meeting of the Board. Our Lead Director, Chilton D. Varner, presides over these executive sessions.
The NYSE has adopted listing standards relating to director independence that require that directors satisfy certain “bright line” criteria to be deemed “independent,” as that term is defined in the NYSE listing standards. The Board has applied these standards in affirmatively determining that certain of the Company’s directors have no material relationship with the Company that would impair such directors’ independence, as explained more fully below. As required by the NYSE listing standards, the Board considers all material relevant facts and circumstances known to it in making an independence determination, both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation.
The Board has considered the independence in light of NYSE standards applied to each director nominee and to such nominees’ immediate family members, and has affirmatively determined that the following 10 of the 12 director nominees have no material relationship with us other than service as a director, and are therefore independent: Samuel P. Bell, III; Hugh M. Brown; Bradley Currey, Jr.; Theodore J. Hoepner; James S. Hunt; Toni Jennings; Timothy R.M. Main; H. Palmer Proctor, Jr.; Wendell S. Reilly; and Chilton D. Varner. Among other things, the Board considered the relationships described below in “Certain Relationships and Related Transactions.” In each case, the Board considered the fact that from time to time, in the ordinary course of business and on usual commercial terms, we and our subsidiaries may provide services in our capacities as insurance intermediaries to various directors of the Company, and to entities in which various directors of the Company have direct or indirect interests. In the case of Mr. Main, the Board considered the fact that Evercore Partners, of which Mr. Main is a Senior Managing Director, consulted with the Company concerning certain potential acquisitions in 2013, and worked with the Company on certain financing transactions in 2014. The Board concluded that the relationship, and the compensation paid to Evercore Partners with respect to services rendered to the Company, which in the aggregate comprises less than one percent of the revenue of the Company and less than one percent of the revenue of Evercore Partners, was not material. In the case of Messrs. Currey and Hoepner, the Board considered the fact that these two directors are investors in a bank holding company in which Messrs. Hyatt Brown and Powell Brown also are investors, in which a checking account with a balance of approximately $3 million was maintained by the Company in 2014 and for which a subsidiary of the Company provides insurance services and concluded that the investment, which in the aggregate comprised less than five percent of the outstanding stock of the bank holding company, was not material.
Our Board of Directors has an Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee. The charters of each of these Board committees are available in the “Corporate Governance” section, under “Key Documents” on our website (www.bbinsurance.com) and are also available in print to any shareholder who requests a copy from the Corporate Secretary at 220 S. Ridgewood Ave., Daytona Beach, Florida 32114. The current members of the Audit Committee are Theodore J. Hoepner (Chair), Hugh M. Brown, James S. Hunt and H. Palmer Proctor, Jr., each of whom is independent as defined in the NYSE listing standards. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent registered public accountants, to meet with our independent registered public accountants to review and discuss the scope and results of the annual audit, and to consider various accounting and auditing matters related to the Company, including our system of internal controls and financial management practices. The Audit Committee held four regular meetings and two special telephonic meetings during 2014, and includes at least one audit committee financial expert, James S. Hunt, among its members. The Audit Committee took no action by unanimous written consent during 2014.
The Compensation Committee currently consists of Samuel P. Bell, III (Chair), Theodore J. Hoepner, James S. Hunt, Toni Jennings and Chilton D. Varner, each of whom is independent as defined in the NYSE listing standards. The Compensation Committee sets the base salary levels and bonuses for our Chief Executive Officer, and determines the salary levels and bonuses for our other executive officers, including the Named Executive Officers. See “Executive Compensation — Compensation Committee Report” and “Compensation Discussion and Analysis.” The Compensation Committee also reviews and makes recommendations with respect to our existing and proposed compensation plans, and is responsible for administering our 1990 Employee Stock Purchase Plan, our Performance Stock Plan, which was suspended in April 2010, our 2000 Incentive Stock Option Plan (“ISO Plan”), which expired December 31, 2008, and our 2010 Stock Incentive Plan. The Compensation Committee is authorized by its charter to form and delegate authority to subcommittees when appropriate. Beginning in 2013 and continuing through 2014, the Compensation Committee engaged Pearl Meyer & Partners (“PMP”), an independent outside compensation consulting firm, to assist with a review of the components, structure and design of compensation arrangements with our executive officers and other key employees to assure that such compensation continues to be competitive and aligned with shareholder interests. The Compensation Committee considers PMP to be independent because PMP performed no services for the Company’s management unrelated to services performed for the Compensation Committee and there was no conflict of interest raised as a result of any work performed by PMP, directly or indirectly, for the Compensation Committee during fiscal 2013 or 2014. The Compensation Committee held four regular meetings and four special telephonic meetings in 2014. The Compensation Committee took action by unanimous written consent two times during 2014.

The Nominating/Corporate Governance Committee currently consists of Chilton D. Varner (Chair), Hugh M. Brown, Bradley Currey, Jr., Toni Jennings and Wendell S. Reilly, each of whom is independent as defined in the NYSE listing standards. This Committee’s duties include responsibilities associated with corporate governance, as well as the nomination of persons to stand for election to the Board at our Annual Shareholders’ Meeting and recommendation of nominees to the Board of Directors to fill vacancies on, or as additions to, the Board. The Nominating/Corporate Governance Committee held four regular meetings and one special meeting in 2014. The Nominating/Corporate Governance Committee took no action by unanimous written consent during 2014.
The Nominating/Corporate Governance Committee will consider director nominations that are submitted in writing by shareholders in accordance with our procedures for shareholder proposals. See “Proposals of Shareholders” below. Such proposals must contain all information with respect to such proposed candidate as required by the SEC’s proxy rules, must address the manner in which the proposed candidate meets the criteria described below, and must be accompanied by the consent of such proposed candidate to serve as a director, if elected. The Nominating/Corporate Governance Committee has not established “minimum qualifications” for director nominees, because it is the view of the Nominating/Corporate Governance Committee that the establishment of rigid “minimum qualifications” might preclude the consideration of otherwise desirable candidates for election to the Board. The Nominating/Corporate Governance Committee will evaluate director candidates based on a number of factors, including: (a) the need or desirability of maintaining or expanding the size of the Board; (b) independence; (c) credentials, including, without limitation, business experience, experience within the insurance industry, educational background, professional training, designations and certifications; (d) interest in, and willingness to serve on, the Board; (e) ability to contribute by way of participation as a member of Board committees; (f) financial expertise and sophistication; (g) basic understanding of the Company’s principal operational and financial objectives, plans and strategies, results of operations and financial condition, and relative standing in relation to the Company’s competitors; and (h) willingness to commit requisite time and attention to Board service, including preparation for and attendance at regular quarterly meetings, special meetings, committee meetings and periodic Board “retreats” and director education programs. With respect to diversity, while no formal policy has been proposed or adopted, heterogeneity of points of view, background, experience, credentials, gender and ethnicity is considered desirable, and characterizes the current composition of our Board.
The Nominating/Corporate Governance Committee and the Board consider a variety of sources when identifying individuals as potential Board members, including other enterprises with which current Board members are or have previously been involved and through which they have become acquainted with qualified candidates. The Company does not pay any third party a fee to assist in the identification or evaluation of candidates.
The Nominating/Corporate Governance Committee has nominated those twelve (12) persons named in “Proposal 1 — Election of Directors” below to stand for election to the Board of Directors at the 2015 Annual Shareholders’ Meeting.
Majority Voting for Directors

In February 2012, the Board amended our Bylaws to change the voting standard for the election of our directors in uncontested elections from a plurality standard to a majority voting standard. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors.
To be elected in an uncontested election, the votes “FOR” a director must exceed 50% of the votes actually cast with respect to the director’s election. Votes actually cast include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election, so abstentions and any broker non-votes will have no effect on the election of directors. If an incumbent director does not receive more than 50% of the votes actually cast with respect to such director’s election, and no successor has been elected at the meeting, such director shall promptly tender his or her conditional resignation following certification of the vote. The Nominating/Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept such offer, and the Board will endeavor to act on the recommendation within 90 days. Thereafter, the Board will promptly disclose its decision concerning whether to accept the director’s resignation offer (and, if applicable, the reasons for rejecting the offer) in a Report on Form 8-K or a press release. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until a successor has been elected and qualified or until such director’s earlier death, resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.
The election of directors at the Meeting is an uncontested election and thus the majority voting standard applies.

Board Leadership

Our Board has the flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the specific needs of the Company. Mr. Hyatt Brown, who retired from the position of Chief Executive Officer in 2009, continues to serve as Chairman of the Board, while Mr. Powell Brown serves as Chief Executive Officer.
We believe that our leadership structure is desirable because it allows Mr. Powell Brown to focus his efforts on running our business and managing the Company in the best interests of our shareholders, while we continue to realize the benefits of Mr. Hyatt Brown’s extensive business and industry experience, knowledge of our company, current and past service on boards of other publicly traded companies and proven leadership ability.
Risk Oversight

Our business involves assisting our customers with issues related to risk, and we believe that the insight gained from this activity helps us to more effectively manage our risks. Our leadership is aware that risks are associated with all enterprises, and that varying degrees of risk are acceptable, and indeed desirable, in different endeavors.
The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board and its Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, reputational, legal and regulatory risks. The Board believes that risk oversight is a responsibility of the entire Board, and it does not look to any individual director or committee to lead it in discharging this responsibility.
At the committee level, our Audit Committee regularly reviews our financial statements and our financial and other internal controls. Our Compensation Committee regularly reviews our executive compensation policies and practices, and employee benefits, and the risks associated with each. Our Nominating/Corporate Governance Committee considers issues associated with the independence of our Board, corporate governance and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.
Further, our Financial Operations Review Team, which is responsible for the performance of the internal audit function, and our Insurance Operations Review Team, which is responsible for the day-to-day monitoring of our operational internal controls, regularly assess risks and potential risks associated with our operations. These departments report to our Audit Committee on a quarterly basis, unless more frequent reports are necessary.
Additionally, our independent registered public accountants regularly identify and discuss with our Audit Committee risks and related mitigation measures that may arise during their regular reviews of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.
Also, our Chief Executive Officer and General Counsel annually deliver a detailed presentation to our Board of Directors about risks associated with our business. This presentation includes extensive discussion, analysis and categorization of risks with respect to likelihood of occurrence, severity and frequency, as well as consideration of mitigating factors that contribute to lessening the potential adverse consequences associated with such risks (which can never, in any business, be fully eliminated). This presentation is prepared with input from the Company’s executive officers, including our division leaders.
We believe that our compensation policies and principles in conjunction with our internal oversight of those policies and principles reduce the possibility of imprudent risk-taking. We further believe that the Board’s approach to risk oversight, as described above, optimizes its ability to assess the various risks, make informed decisions, and approach emerging risks in a proactive manner for the Company. We do not believe that our compensation policies and principles are reasonably likely to have a material adverse effect on the Company.
Corporate Governance Principles; Code of Business Conduct and Ethics; Code of Ethics for Chief Executive Officer and Senior Financial Officers

The Board of Directors has adopted Corporate Governance Principles, a Code of Business Conduct and Ethics, and a Code of Ethics for Chief Executive Officer and Senior Financial Officers, the full text of each of which can be found in the “Corporate

Governance” section, under “Key Documents” on our website (www.bbinsurance.com), and each of which is available in print to any shareholder who requests a copy by writing our Corporate Secretary at 220 S. Ridgewood Ave., Daytona Beach, Florida 32114.
Communication with Directors

Interested parties, including shareholders, may communicate with our Board of Directors, with specified members or committees of our Board, with non-management directors as a group or with the Lead Director of the non-management directors, Chilton D. Varner, by sending correspondence to our Corporate Secretary at 220 S. Ridgewood Ave., Daytona Beach, Florida 32114, and specifying in such correspondence that the message is for our Board or for one or more of its members or committees. Communications will be relayed to directors no later than the next regularly scheduled quarterly meeting of the Board and Board Committees.
Compensation of Directors

During 2014, directors who are not employees of ours were paid $17,500 for attendance at each regular quarterly Board meeting attended in person, $2,000 for attendance at the annual Board “retreat,” $1,500 for attendance at each special Board meeting and $1,500 for each committee meeting attended if such meeting occurred other than in conjunction with regularly scheduled quarterly Board meetings. In addition, as in prior years, the Chair of the Audit Committee was paid $4,000 in January 2014 and the Chairpersons of the Compensation, Nominating/Corporate Governance and Acquisition Committees each received $2,000 in January 2014 for services associated with those offices. Also, as in prior years, each director who is not an employee of ours received, in January 2014 a grant of  $32,000 worth of shares of our common stock under our 2010 Stock Incentive Plan (“SIP”), valued as of the close of business on the last business day before the regular January meeting of the Compensation Committee, as additional compensation for such director’s services.
In January 2015, our Board approved several changes to the compensation of directors not employed with us. First, commencing in January 2015, an annual retainer of  $80,000, payable in quarterly installments, will be paid to such directors, and such directors will no longer receive payments for attendance at each regular quarterly meeting or other special meeting of the Board, unless the total number of meetings during the year exceeds 12, in which case each director would be paid an additional $1,500 for each meeting in excess of 12. In addition, our Board approved an increase in compensation for Committee Chairs so that the Chair of the Audit Committee will receive $5,000, and the Chairpersons of the Compensation, Nominating/Corporate Governance and Acquisition Committees each will receive $3,000 for services rendered in connection with those offices. Finally, our Board approved an increase in the amount of the annual equity award made to each director not employed by the Company under our SIP to $50,000, as additional compensation for such director’s services. This increase in director compensation is intended to more closely align our Board’s compensation with that offered by companies with comparable revenue and market capitalization and with similarly sized boards of directors.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No director who is an employee of ours receives separate compensation for services rendered as a director.
The Board approved the adoption of policies prohibiting the “hedging” of our stock by directors or executive officers and prohibiting the pledging of our stock by directors in January 2014, and adopted a policy prohibiting the pledging of our stock held pursuant to our stock ownership requirements by our executive officers in July 2014. Our stock ownership requirements were also approved by the Board in July 2014 and provide that the Company’s officers must accumulate Company stock in the following specified amounts within three years of hire or promotion, and retain such stock until retirement, separation from employment, or removal from one of the categories set forth below:
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Chief Executive Officer — six times base salary

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Officers who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934 — three times base salary

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Officers who are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 — one times base salary

The following table sets forth cash and other compensation earned during 2014 by directors who are not Named Executive Officers.
2014 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Samuel P. Bell, III	92,000	31,989	—	123,989
Hugh M. Brown	85,500	31,989	—	117,489
J. Hyatt Brown	—	—	225,000(1)	225,000
Bradley Currey, Jr.	85,500	31,989	—	117,489
Theodore J. Hoepner	95,500	31,989	—	127,489
James S. Hunt	88,500	31,989	—	120,489
Toni Jennings	85,500	31,989	—	117,489
Timothy R.M. Main	79,500	31,989	—	111,489
H. Palmer Proctor, Jr.	88,500	31,989	—	120,489
Wendell S. Reilly	89,000	31,989	—	120,989
Chilton D. Varner	89,000	31,989	—	120,989
(1)
Mr. Hyatt Brown received compensation of  $225,000, consisting of  $183,462 for services rendered to the Company in 2014, including assistance with acquisitions and recruitment, $7,338 in matching and profit-sharing contributions made by the Company to his 401(k) Plan account for 2014, $22,145 for reimbursement of amounts earned by the Company for personal lines insurance he purchased through the Company or its subsidiaries, and $12,055 for business entertainment expenses and the cost of certain club membership dues.

Related Party Transactions Policy

“Related Party Transactions” are transactions in which the Company is a participant, the amount involved exceeds $120,000 when all such transactions are aggregated with respect to an individual, and a “related party” had, has or will have a direct or indirect material interest. “Related parties” are our directors (including any nominees for election as directors), our executive officers, any shareholder who beneficially owns more than five percent (5%) of our outstanding common stock, and any firm, corporation, charitable organization or other entity in which any of the persons listed above is an officer, general partner or principal or in a similar position or in which the person has a beneficial ownership interest of ten percent (10%) or more. Under our Related Party Transactions Policy (the “Policy”), our General Counsel (or our Chief Executive Officer if the related party is our General Counsel or an immediate family member of our General Counsel) will review any potential Related Party Transaction to determine if it is subject to the Policy. If so, the transaction will be referred to the Nominating/Corporate Governance Committee for approval or ratification. If, however, the General Counsel determines that it is not practical to wait until the next meeting of the Nominating/Corporate Governance Committee, the Chair of the Nominating/Corporate Governance Committee shall have the authority to act on behalf of the Nominating/Corporate Governance Committee on whether to approve or ratify a Related Party Transaction (unless the Chair of the Nominating/Corporate Governance Committee is a Related Party in the Related Party Transaction). In determining whether to approve or ratify a Related Party Transaction, the Nominating/Corporate Governance Committee (or, as applicable, the Chair of the Nominating/Corporate Governance Committee) will consider, among other things, the benefits of the transaction to the Company, the potential effect of entering into the transaction on a director’s independence, the availability of other sources for the products or services, the terms of the transaction and the terms available to unrelated third parties generally. The Nominating/Corporate Governance Committee has authority to administer the Policy and to amend it as appropriate from time to time.

Certain Relationships and Related Transactions

J. Hyatt Brown, who is one of our directors and the father of J. Powell Brown, received compensation of  $225,000, consisting of  $183,462 for services rendered to the Company in 2014, including assistance with acquisitions and recruitment, $7,338 in matching and profit-sharing contributions made by the Company to his 401(k) Plan account, $22,145 for reimbursement of amounts earned by the Company for personal lines insurance he purchased through the Company, and $12,055 for business entertainment expenses and the cost of certain club membership dues. Mr. Hyatt Brown serves as Chairman of the Board of the Company.
P. Barrett Brown, who is the son of Mr. Hyatt Brown and the brother of Mr. Powell Brown, serves as Senior Vice President of the Company, and is responsible for oversight of Beecher-Carlson Insurance Services, LLC and other Retail Division operations in Georgia, several retail offices of Brown & Brown of Florida, Inc. in Florida and certain aspects of  “Brown & Brown University,” a training program offering technical and sales courses for new producers, profit center leaders and other groups within our organization. He received compensation of  $710,192 for services rendered in 2014. In connection with his promotion and relocation in 2014, Mr. Barrett Brown received a loan of  $500,000 from the Company in November 2014, which is subject to the terms of a Promissory Note providing that the principal and interest amounts of such loan are forgivable in increments of one-seventh each year, so long as Mr. Barrett Brown remains employed by the Company and/or its affiliates. Mr. Barrett Brown is not an executive officer of the Company as defined under Rule 3b-7 of the Securities Exchange Act of 1934. Carrie Brown, who is married to P. Barrett Brown, is employed by us as Corporate Counsel and received compensation of  $231,120 for services rendered in 2014, as well as a grant under our SIP in March 2014 with value of  $100,000.
Zambezi, LLC (“Zambezi”), a Florida limited liability company whose Members and Managers are J. Hyatt Brown and his wife, Cici Brown, owns a Cessna Citation Sovereign aircraft (the “Aircraft”), which the Company leases pursuant to an Aircraft Dry Lease Agreement (the “Agreement”) with Zambezi. In 2014, the Company paid Zambezi $140,799 under the Agreement to lease the Aircraft. Pursuant to the Agreement, subject to availability of the Aircraft and other specified conditions, Mr. Hyatt Brown has the right to use the Aircraft for personal use subject to reimbursement paid to the Company at the maximum rate permitted by law. Mr. Hyatt Brown paid $141,427 to the Company for such personal use of the Aircraft in 2014. The Company and Zambezi also are party to an Airside Sub-Lease Agreement and Services Agreement, pursuant to which Zambezi leases hangar space from the Company and pursuant to which pilots and mechanics employed by the Company are available to pilot and service the Aircraft as provided therein. In 2014, Zambezi paid the Company $19,170 for the lease of hangar space for the Aircraft, and $48,851 for the services of pilots and mechanics employed by the Company and for parts, equipment and supplies related to the Aircraft’s maintenance and operation.
Richard A. Freebourn, Jr., who is the son of Richard A. Freebourn, Sr., is employed by us as an insurance sales executive (i.e., a “producer”) in the Lisle, Illinois office of Brown & Brown of Illinois, Inc., one of our Retail Division subsidiaries, and received compensation of  $281,985 for services rendered in 2014, including a relocation payment of  $29,575.
Hugh M. Brown is a member of the Advisory Board of Directors of SunTrust Bank of Orlando, and Robert W. Lloyd is a director of the Advisory Board of SunTrust Bank/East Central Florida. SunTrust is one of the banks involved in the financing facility memorialized in a credit agreement in the amount of  $1,350 million entered into in April 2014. SunTrust also acts as escrow agent with respect to accounts related to certain acquisitions we have made. We expect to continue to use SunTrust during 2015 for a portion of our cash management requirements. Two of our subsidiaries provide insurance-related services to subsidiaries of SunTrust, and a number of our offices facilitate access for our clients to premium financing services offered by a subsidiary of SunTrust. Payments made to, and received from, SunTrust in 2014 totaled less than one percent of our or SunTrust’s total consolidated revenues.
For additional information concerning transactions with related persons, see “Executive Compensation — Compensation Committee Interlocks and Insider Participation.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than ten percent (10%) of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of such reports and written representations from reporting persons, we believe that during 2014, our directors, officers and 10% beneficial owners timely complied with all applicable filing requirements, with the following one exception: R. Andrew Watts, Executive Vice President, Treasurer, and Chief Financial Officer, was 14 days late in reporting the acquisition of certain securities that were granted to him, effective March 25, 2014, pursuant to the Company’s 2010 Stock Incentive Plan.
COMPENSATION DISCUSSION AND ANALYSIS
Our overall compensation philosophy is as follows:
➢
Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;

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Compensate for performance linked to our strategic objectives through the use of incentive compensation programs; and

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Create a mutuality of interest between our executive officers and shareholders through compensation structures that promote the sharing of the rewards and risks of strategic decision-making.

Our compensation system is designed to drive results and has traditionally been tied to increases in net income, pre-tax earnings, earnings per share and our stock price. We seek to provide an executive compensation package that is driven by our overall financial performance, increases in shareholder value, the success of the business divisions that are directly impacted by the executive’s performance and the performance of the individual executive.
We strive to provide a combination of pay elements with the goal of aligning executive incentives with shareholder value. Our executive compensation program includes both short- and long-term compensation, with an emphasis on compensation that is tied to corporate and stock price performance. In the case of our PSP and the bulk of awards under our SIP, stock price appreciation and growth in our earnings per share, respectively, are fundamental to the realization of a compensation benefit.
In this section, we discuss certain aspects of our compensation program as it pertains to our principal executive officer, our two principal financial officers who served during 2014, and our three other most highly-compensated executive officers in 2014 (collectively, the “Named Executive Officers”). Our discussion focuses primarily on compensation and practices relating to our most recently completed fiscal year.
Compensation Components

In order to attract and retain high-quality people, to compensate for performance linked to our strategic objectives, and to create a mutuality of interest between our executive officers and shareholders, we offer our executive officers a combination of short- and long-term compensation, which consists primarily of the following:
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Base Compensation.   Base salaries are designed to provide competitive levels of compensation to our executives, based on scope of responsibility and duties. We pay base salaries because they provide a basic level of compensation and are necessary to recruit and retain executives. Base salaries increased for the Named Executive Officers in 2014 in recognition of the results of the operations for which each was responsible in 2013, other than for Mr. Watts, who joined the Company in 2014 and replaced Mr. Walker, who retired from the Company in March 2014. For additional information concerning compensation determinations for the Chief Executive Officer, please refer to the section captioned “CEO Compensation,” below.

➢
Annual Cash Incentives and Bonuses.

•
Short-term compensation for Named Executive Officers primarily consisted of a cash annual incentive compensation element (which is reflected in the Summary Compensation Table on page 25 below as “Non-Equity Incentive Plan Compensation”). Each Named Executive Officer had an opportunity to earn a cash incentive compensation amount for 2014 based on objective performance criteria such as the earnings performance of the Company as a whole and, in the case of those executive officers with divisional operational responsibilities such as Messrs. Lydecker and Strianese, the performance of the division for which such executive officer was responsible. Each of the Named Executive Officers who is eligible for the cash incentives described above was also eligible to receive additional discretionary bonus amounts upon such terms and conditions as might be determined by the Chief Executive Officer, subject to the approval of the Compensation Committee, or, in the case of the Chief Executive Officer, as might be determined by the Compensation Committee.
•
In 2014, our Compensation Committee, with the assistance of the Chief Executive Officer, Chief Financial Officer and an independent outside compensation consultant engaged by the Compensation Committee, continued its review, which commenced in 2013, of the components, structure and design of the compensation arrangements for our executive officers and other key employees. As a consequence of this review, we continue to refine our compensation plans in order to further align executive incentive pay with company performance and shareholder value creation. In January 2015, the Compensation Committee, based upon input from the independent consultant, approved certain modifications to the methodology utilized for calculating the annual cash bonus incentives for the Company’s executive officers. These changes are effective for the 2015 annual cash bonus incentives, which are expected to be calculated and paid in early 2016. For a detailed discussion of these changes, see the section titled, “2015 Annual Cash Incentives” below.

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Long-Term Compensation: Performance Stock Plan, 2000 Incentive Stock Option Plan, and 2010 Stock Incentive Plan.

•
We emphasize long-term variable compensation at the senior executive levels because of our desire to reward effective long-term management decision-making and our desire to retain executive officers who have the potential to impact both our short-term and long-term profitability. Long-term incentives are designed to focus attention on long-range objectives and future returns to shareholders, and are presently delivered to the Named Executive Officers through the SIP, and previously, until its suspension in April 2010, through the PSP. The Compensation Committee administers our SIP, PSP and our ISO Plan, and may grant shares of performance stock under the SIP to key employees based upon compensation levels, sales production levels and performance evaluations. In 2014, as described more fully below, SIP grants were made to all of the Named Executive Officers other than Mr. Walker, who retired from the Company in March 2014.

•
In 2010, the Company adopted, and the shareholders approved, the SIP, including a sub-plan currently applicable only to Decus Insurance Brokers Limited, which, together with its parent company, Decus Holdings (UK) Limited, is our only United Kingdom-based subsidiary. Prior to the SIP’s adoption, the only equity incentive plan under which grants could be made was the PSP. The SIP enables the Compensation Committee to make grants of options and stock appreciation rights as well as performance-based and time-based restricted stock, including grants with vesting conditions identical to those associated with past PSP grants. Following the approval of the SIP by our shareholders, the PSP was suspended (provided that prior grants under the PSP would remain outstanding for the duration of their terms) and the number of shares available for issuance under the SIP became that number of shares that shareholders had previously approved for future issuance under the PSP, plus any granted PSP or SIP shares forfeited thereafter.

•
Grants of stock under our SIP, and previously our PSP, are intended to provide an incentive for key employees to achieve our long-range performance goals by providing incentives to remain with us for a significant period after the grant date and, in most cases, by tying the vesting of the grant to one or more performance-based conditions, such as appreciation of our stock price, in the case of the PSP and some SIP grants, or increases in our earnings per share at specified rates over a five-year measurement period, in the case of other SIP grants.

•
In 2013, our Compensation Committee, with the assistance of the Chief Executive Officer and an independent outside compensation consultant engaged by the Compensation Committee, commenced a review of the components, structure and design of the compensation arrangements for our executive officers and other key employees. As the consequence of this review, which is an evolving process and which continues today, two components were introduced into the mix of elements comprising total compensation for our Named Executive Officers and other key personnel. The first was Performance-Triggered Stock Grants (“PTSGs”), which are SIP grants with employment vesting conditions that are exclusively time based (these were first granted to certain of our Named Executive Officers in July 2013), and the second was the addition of an equity award designed to be made on a recurring basis, in the form of PTSGs with five-year employment vesting conditions, to be granted annually in January to certain of our Named Executive Officers in recognition of performance in the previous year. We believe that these equity awards with time-based vesting conditions will operate as a complement to our traditional equity awards characterized by both performance-based and time-based vesting conditions to more effectively incentivize and reward key personnel. We also believe that the addition of a longer-term equity award for services performed the previous year will help us to motivate and retain those individuals whose performance drive our results.
•
Based on our Compensation Committee’s consideration of recommendations supplied by the independent outside compensation consultant in 2013, the Compensation Committee evaluated the 15-year and 10-year vesting periods associated with past grants under our PSP and SIP, respectively. As part of that review, the vesting periods for SIP grants approved commencing in 2013 were reduced to a maximum of seven years, subject to satisfaction of the performance conditions associated with such grants.

2014 Compensation

Base Salaries
In 2014, the base salaries for each of our Named Executive Officers increased, other than for Mr. Watts, who joined the Company in February 2014 and for Mr. Walker, who retired from the Company in March 2014. These increases were in recognition of the results of the operations of the Company, and with respect to Messrs. Lydecker and Strianese, the results of the operations of the Retail and Wholesale Brokerage Divisions, respectively, for which they are responsible. For additional information concerning compensation determinations for the Chief Executive Officer, please refer to the section captioned “CEO Compensation,” below.
2014 Annual Cash Incentives for Messrs. Powell Brown, Watts and Penny
For Messrs. Powell Brown, Watts and Penny, whose responsibilities encompassed the Company as a whole rather than being tied to a particular division, the 2014 cash incentive amount was determined by the change in earnings per share in 2014 from 2013, subject to a “cap” of 15% on any increase, without regard for change in acquisition earn-out payables and adjusted to exclude the net after-tax effect of those sales of offices that occurred during the fourth quarter of 2014 (as detailed below). We believe that linking the payment of our cash incentive amounts to our adjusted earnings per share helps ensure we are paying for performance and aligning executive compensation with shareholder interests. The cash incentive amounts for Messrs. Powell Brown, Watts and Penny were calculated based on the following formula: [target cash incentive amount] times [100% plus the percentage change in earnings per share, without regard for change in acquisition earn-out payables and adjusted to exclude the net after-tax effect of those sales of offices that occurred during the fourth quarter of 2014]. In the case of Mr. Watts, the total was pro-rated in an amount corresponding to the period of 2014 during which he was employed by the Company.
The target cash incentive amounts for purposes of this calculation were: for Mr. Powell Brown, $1,200,000; for Mr. Watts, $350,000; and for Mr. Penny, $800,000. Our earnings per share in 2014 after adjustment to exclude change in acquisition earn-out payables and to exclude the net after-tax effect of those sales of offices that occurred during the fourth quarter of 2014 equaled $1.63, which represented an increase of 8.7% over 2013. As a result, the 2014 cash incentive amounts were: for Mr. Powell Brown, $1,304,400; for Mr. Watts, $331,474 (reduced from $380,465 as pro-rata adjustment due to the fact that he joined the Company in February 2014 and thus was not employed by the Company for the full calendar year); and for Mr. Penny, $869,634.
2014 Annual Cash Incentives for Messrs. Lydecker and Strianese
For Messrs. Lydecker and Strianese, as for most of our other executive officers with divisional and/or regional operational responsibilities, the 2014 cash incentive amount consisted of two components, which are outlined in detail below.
➢
The first component, which affected 40% of the 2014 cash incentive amount, was determined by the change in earnings per share in 2014 from 2013, without regard for change in acquisition earn-out payables and adjusted to exclude the net after-tax effect of those sales of offices that occurred during the fourth quarter of 2014. The first component was calculated based on the following formula: [40%] times [target cash incentive amount] times [100% plus the percentage change in earnings per share without regard for change in acquisition earn-out payables and adjusted to exclude the net after-tax effect of those sales of offices that occurred during the fourth quarter of 2014]. The target cash incentive amounts for these individuals were: for Mr. Lydecker, $1,000,000; and for Mr. Strianese, $900,000. As a result, the first component of the 2014 cash incentive amounts was: for Mr. Lydecker, $434,817; and for Mr. Strianese, $391,335.

➢
The second component, which affected 60% of the 2014 cash incentive amount, was determined by the change in adjusted pre-tax income of their individual divisions. The second component was calculated based on the following formula: [60%] times [target cash incentive amount] times [100% plus (percentage increase in adjusted pre-tax income for the divisions for which each of Messrs. Lydecker and Strianese were responsible in 2014 over 2013)]. As discussed above, the target cash incentive amounts for these individuals were: for Mr. Lydecker, $1,000,000; and for Mr. Strianese, $900,000. In 2014, the Retail Division, headed by Mr. Lydecker, experienced an increase of 5.1% and the Wholesale Brokerage Division, headed by Mr. Strianese, experienced an increase of 19.2% in adjusted pre-tax income (after adjustment for gains or losses on sales of books of business and sales of fixed assets, changes in acquisition earn-out liabilities and certain divisional expenses). As a result, the second component of the 2014 cash incentive amounts was: for Mr. Lydecker, $630,684; and for Mr. Strianese, $643,552.

After application of these formulas, the total cash incentive amounts representing the sum of the two components described above were: Mr. Lydecker, $1,065,501 and for Mr. Strianese, $1,034,888.
With respect to 2014 cash incentives (and equity incentives) and bonuses for the Named Executive Officers other than the Chief Executive Officer, the Compensation Committee, after consideration, discussion and review, accepted without modification the recommendations of the Chief Executive Officer, which recommendations were, for the most part, the expected result of the application of the compensation system and formulas established and reviewed with the Compensation Committee and with these officers during 2014. The 2014 cash incentive for Mr. Powell Brown, Chief Executive Officer, was determined by the Compensation Committee. For additional information concerning compensation determinations for the Chief Executive Officer, please refer to the section captioned “CEO Compensation,” below.
As disclosed above, in determining the 2014 cash incentive amounts, the Compensation Committee voted to exclude the net after-tax effect of those sales of offices that occurred during the fourth quarter of 2014. This adjustment was primarily related to the loss on disposal of  $47.4 million, which resulted in a $0.21 reduction to earnings per share, as a result of the sale of certain assets of Axiom Re, LP, and which the Compensation Committee recognized was in connection with, and in furtherance of, the Board’s and the Company’s broader strategic decision to exit the reinsurance brokerage business.
While not exercised in 2014, the Compensation Committee expressly reserves the right, in its sole discretion, to reduce the annual cash incentive for any Named Executive Officer or to pay no annual cash incentive at all, if the Company’s performance is unexpectedly poor or if the intended recipient commits acts of malfeasance.
2014 Discretionary Bonuses
Each of the Named Executive Officers is eligible to receive an additional discretionary bonus upon such terms and conditions as might be determined by the Chief Executive Officer, subject to the approval of the Compensation Committee, or, in the case of the Chief Executive Officer, as might be determined by the Compensation Committee. Such an additional discretionary bonus amount was approved by the Compensation Committee for 2014 for Mr. Powell Brown in the amount of  $217,460, which represented a market adjustment based on the recommendation of the independent consultant retained by the Compensation Committee beginning in 2013 to advise on matters pertaining to executive compensation. The adjustment was in recognition of the fact that Mr. Powell Brown’s compensation is less than that of chief executive officers of other publicly held insurance intermediaries and similarly sized companies, and the increasing breadth of his responsibilities as Chief Executive Officer of the Company as a consequence of the Company’s acquisition-related growth.
The 2014 cash incentive payouts and discretionary bonuses are also shown in the Summary Compensation Table on page 25 under the “Non-Equity Incentive Plan Compensation” and “Bonus” columns, respectively.
2014 SIP Grants
In January 2014, the following Named Executive Officers received PTSGs with the indicated grant-date fair values with a time-based cliff vesting condition requiring five years of continuous employment from the date of grant: Mr. Powell Brown — $499,991, Mr. Lydecker — $300,008, Mr. Penny — $300,008 and Mr. Strianese — $300,008. In addition, Mr. Watts was awarded certain equity grants under our SIP in connection with his hiring, which are explained in more detail under the section titled, “Employment and Deferred Compensation Agreements — Mr. Watts” below. Mr. Walker, who retired from the Company in March 2014, did not receive any grants under our SIP during 2014.
PTSG recipients in 2014 acquired voting and dividend rights with respect to the granted shares at the time of grant, but do not currently have the right to dispose of the shares, which are forfeited in the event that the grantee separates from employment with the Company within five years after the grant date.

CEO Compensation
Mr. Powell Brown’s base salary increased in 2014 in recognition of the results of operations and acquisitions of the Company in 2013 and as the first step of a two-step plan to effectuate an upward compensation adjustment recommended by the independent compensation consultant retained by the Compensation Committee and approved by the Compensation Committee in an effort to assure that Mr. Powell Brown’s compensation remains competitive with that of chief executive officers of other publicly held insurance intermediaries and similarly sized companies. With respect to the cash incentive and discretionary bonus payments approved for Mr. Powell Brown, the Compensation Committee considered his performance and the general operating performance of the Company. The performance criteria examined by the Compensation Committee in each case included the annual Board evaluations of the performance of the Chief Executive Officer, which were completed with respect to Mr. Powell Brown for 2013, the performance of the Company as reflected in the increase in earnings per share in 2014 over 2013, without regard to the effect of change in acquisition earn-out payables and adjusted to exclude the net after-tax effect of those sales of offices that occurred during the fourth quarter of 2014.
Mr. Powell Brown’s salary of  $782,500 on an annualized basis represented an increase over his 2013 salary, and his target cash incentive amount remained unchanged for 2014. The 2014 cash incentive and discretionary bonus amounts for Mr. Powell Brown, which totaled $1,304,400 and $217,460, respectively, were calculated as described in the section labeled “Annual Cash Incentives and Bonuses” above.
As described more fully in the section labeled “2014 SIP Grants” and the Summary Compensation Table, Mr. Powell Brown received a PTSG with a time-based cliff vesting condition requiring five years of continuous employment from the date of grant.
The Compensation Committee reported the salary amount approved for Mr. Powell Brown to the full Board of Directors in January 2014, and the 2014 cash incentive and discretionary bonus amounts in January 2015.
2015 Compensation

As part of its ongoing evaluation of our executive officers’ compensation and based on the recommendation of the independent consultant retained by the Compensation Committee to advise on matters pertaining to executive compensation, the Compensation Committee voted in January 2015 to approve certain changes to our executive officers’ compensation for 2015, including those described below.
2015 Base Salaries
In January 2015, the Compensation Committee voted not to increase the 2015 base salaries for the Named Executive Officers, other than for Mr. Powell Brown, whose base salary for 2015 increased to $1,000,000. The decision to increase Mr. Powell Brown’s base salary was the second step of a two-step plan to effectuate an upward compensation adjustment for Mr. Powell Brown recommended by the independent compensation consultant retained by the Compensation Committee and approved by the Compensation Committee in 2013, with an objective to assure that his compensation remains competitive with that of chief executive officers of other publicly held insurance intermediaries and similarly sized companies.
2015 Annual Cash Incentives
As noted above, in January 2015, the Compensation Committee, based upon input from the independent consultant retained by the Compensation Committee in 2014 to advise on matters pertaining to executive compensation, approved certain modifications to the methodology for calculating the annual cash incentives payable to the Company’s executive officers. These changes are effective for the 2015 annual cash incentives payable to executive officers, which are expected to be calculated and paid in early 2016.
Under the newly adopted formulas, each executive officer’s annual cash incentive payment amount will consist of three components (the calculation of which may be adjusted by the Compensation Committee, at its discretion, to exclude the effect of certain non-recurring items of gain or loss), which are outlined in detail below.
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The first component, which will affect 40% of the 2015 cash incentive amount, will be tied to specified organic revenue growth targets, which, for executive officers whose responsibilities encompass the Company as a whole rather than being tied to a particular division, will be calculated based upon the organic revenue growth of the Company as a whole, and for executive officers with divisional operational responsibilities, will be calculated based upon the organic revenue growth of the division for which such executive officer has oversight responsibility.

➢
The second component, which will affect 40% of the 2015 cash incentive amount, will be determined by the change in earnings per share in 2015 from 2014, without regard for change in acquisition earn-out payables.

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The third component, which will affect 20% of the 2015 cash incentive amount, will be linked to the achievement of personal objectives of the executive officer agreed upon and approved by the Compensation Committee in early 2015.

Each of the metrics described above contemplates a minimum payout of 0% of each executive officer’s target cash incentive amount and a maximum payout of 200% of each executive officer’s target cash incentive amount. The target cash incentive amounts and related measurement metrics for our Named Executive Officers were reviewed and approved by the Compensation Committee in January 2015 as part of our annual planning process.
Other Compensation

As appropriate, and in the reasonable discretion of the Chief Executive Officer, or, in the case of the Chief Executive Officer, in the reasonable discretion of the Compensation Committee, certain golf or social club membership dues paid by the Named Executive Officers who have responsibility for the entertainment of clients, prospective clients and principals of acquisition prospects are reimbursed by the Company or paid on behalf of the Named Executive Officer. Additionally, the Company reimburses the costs of annual physical examinations that are not otherwise covered by insurance for each of the Named Executive Officers. Along with all other full-time employees, each of the Named Executive Officers is eligible: (a) to receive matching and profit-sharing contributions made by the Company to the 401(k) accounts of participants in the qualified 401(k) Plan sponsored by the Company; (b) to participate in the Company’s 1990 Employee Stock Purchase Plan; (c) to participate in group medical, dental and other benefit plans subscribed to by the Company and its subsidiaries; and (d) to the extent permitted by applicable law, for reimbursement of any amounts earned by the Company on personal lines insurance such as homeowners and flood insurance purchased by such employees.
Additionally, the Named Executive Officers receive (or in the case of Mr. Walker, received until his retirement from the Company in March 2014) dividends on shares granted pursuant to the Company’s equity incentive compensation plans for which certain time-based requirements of vesting have not yet been fulfilled. This includes dividends on PSP in the case of Messrs. Powell Brown, Lydecker, Penny and Strianese and, in the case of Mr. Powell Brown, SIP shares for which stock price vesting conditions have been satisfied; dividends on certain SIP/PTSG grants made in July 2013 in the case of Messrs. Lydecker, Penny and Strianese; dividends on SIP/PTSG grants made in January 2014 in the case of Messrs. Powell Brown, Lydecker, Penny and Strianese; and dividends on SIP/PTSG grants made in February 2014 in the case of Mr. Watts.
We offer a qualified 401(k) Plan to provide a tax-advantaged retirement savings vehicle. To encourage employees to save money for retirement, the 401(k) Plan provides for discretionary matching contributions. In December 2013, the 401(k) Plan was amended to become a safe harbor plan for certain federal tax law compliance testing purposes. The effects of the safe harbor amendment were to increase, commencing in 2014, the annual maximum matching contribution percentage from two and one-half percent (2.5%) to four percent (4%) of contributions made by each participant, to make the annual matching contributions mandatory, and to provide that the matching contributions are immediately vested. Although the 401(k) Plan continues to permit discretionary profit-sharing contributions, the safe harbor matching contribution amendment was adopted with the expectation that such discretionary contributions would be made only in extraordinary circumstances.
The Named Executive Officers are eligible to participate in the Company’s non-qualified deferred compensation plan, which provides the opportunity to defer receipt of up to 75% of salary and up to 100% of cash incentive and bonus compensation. Participant deferrals are credited to the participant’s deferral contribution account. The amounts credited to the participant’s account are funded by a grantor trust, also known as a “rabbi trust.” The assets of the trust are subject to the claims of the Company’s creditors, and participants are treated as the Company’s unsecured general creditors. The participant’s account is credited with earnings based on the performance of the participant’s investment allocation among a menu of investment options designated by the Company. The Company is permitted, but not required, to make matching contributions and other discretionary contributions under this plan. The Company made no matching or other discretionary contributions to the accounts of Named Executive Officers for 2014.
A participant’s account under the Company’s non-qualified deferred compensation plan generally is distributed upon the participant’s retirement, other termination of employment or death. However, if timely elected by the participant at the time of deferral, all or a portion of the participant’s deferral account may be distributed on one or more specified dates prior to termination of employment. Participants elect at the time of deferral to have the distributions made in a lump sum or annual installments. Deferred amounts may not be withdrawn prior to the designated distribution date, except upon a determination by the Company that a participant has suffered an unforeseeable, severe financial hardship.

These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain key employees.
Policy on Tax Deductibility.   The Compensation Committee considers the anticipated tax treatment to the Company in its review and establishment of compensation programs and payments, including the potential impact of Section 162(m). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding one million dollars in any taxable year for any of the Named Executive Officers (excluding the Chief Financial Officer), other than compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time that income is recognized under various awards. Interpretations of, and changes in, applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee also can affect deductibility of compensation. Our general policy is to deliver equity-based compensation to employees in as tax-efficient a manner as possible, taking into consideration the overall cost to the Company, for which the Company accounts in accordance with Statement of Financial Accounting Standards ASC Topic 718 (formerly “SFAS 123(R)”), issued by the Financial Accounting Standards Board (“FASB”). The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.
Payments Upon Termination or Change in Control.   With the exception of Mr. Walker, who retired from the Company in March 2014, the Named Executive Officers all entered into employment agreements with the Company in 2014 that include change-in-control provisions. As explained below in the section titled “Employment and Deferred Compensation Agreements,” Mr. Watts entered into an employment agreement effective February 17, 2014, upon joining the Company, while Messrs. Powell Brown, Lydecker, Penny and Strianese entered into new agreements in May 2014. The terms of these agreements are described below. Mr. Watts’ agreement provides that in the event of termination without “Cause,” or resignation for “Good Reason” or a “Change in Control,” as defined therein, during the three-year term of the agreement, Mr. Watts is entitled to certain payments. The agreements entered into with Messrs. Powell Brown, Lydecker, Penny and Strianese provide that in the event of a “Change in Control,” as defined therein, they will be entitled to employment terms and benefits commensurate with those of other similarly situated executives.
The PSP, the SIP and the ISO Plan include change in control provisions. The PSP provides that all granted PSP stock shall become fully vested and non-forfeitable in the event of: (i) the Company’s entry into any agreement to sell all or substantially all of its assets or to enter into any merger, consolidation, reorganization, division or other corporate transaction in which Company stock is converted into another security or into the right to receive securities or property, where such agreement does not provide for the assumption or substitution of PSP stock; (ii) any tender or exchange offer for the Company’s stock accepted by a majority of the shareholders of the Company; or (iii) the death of J. Hyatt Brown and the subsequent sale by his estate, his wife, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing, of the Company stock owned by J. Hyatt Brown prior to his death. The PSP further provides that if any shares of PSP stock become fully vested and non-forfeitable because of the occurrence of these events, the Company shall pay to the holders of such shares, within 60 days of the occurrence of such event, the full amount of any federal and state income tax liability incurred by such holder as a result of such vesting, including, without limitation, any excise tax with respect to such vesting (e.g., under Internal Revenue Code Section 4999 and any successor provision) as well as the amount of any tax liability with respect to such “gross-up” payment. Additionally, the PSP provides that in the event of any “Change in Control” (as defined in the PSP, and excluding the triggering events described above), the Board thereafter shall have the right to take such action with respect to any shares of PSP stock that are forfeitable, or all such shares of PSP stock, as the Board in its sole and absolute discretion deems appropriate under the circumstances to protect the interests of the Company in maintaining the integrity of the awards under the PSP. The PSP further states that the Board shall have the right to take different action with respect to different “Key Employees” (as defined in the PSP) or different groups of  “Key Employees,” as the Board in its sole and absolute discretion deems appropriate under the circumstances. For information concerning the value of the vested PSP stock that each of the Named Executive Officers would have in the event that one of the triggering events described above occurred on the last business day of 2014, please see the table titled “Potential Payments Upon Termination or Change in Control — 2014” below.
The ISO Plan (which expired in 2008) and the SIP provide that all participants, which includes all of the Named Executive Officers, shall be deemed to have vested one hundred percent (100%) in all options or, in the case of the SIP, unvested restricted stock grants or stock appreciation rights granted under that plan in the event of such participant’s involuntary or constructive termination of service with us (other than for specified causes, as set forth in the ISO Plan or SIP) occurs within 12 months after a “Transfer of Control” as defined in the ISO Plan and the SIP. For information concerning the value of the vested options that each of the Named Executive Officers would have under the ISO Plan in the event that termination of employment after “Transfer of Control” had occurred on the last business day of 2014, please see the table titled “Potential Payments Upon Termination or Change in Control — 2014” below.
Potential Payments Upon Termination or Change in Control—2014
Name	Benefit(1)	Before Change in Control Termination w/o Cause Resignation for Good Reason ($)	After Change in Control Termination w/o Cause or Resignation for Good Reason ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Change in Control ($)(2)
J. Powell Brown	ISO	—	1,515,150	—	—	—	—
	PSP	—	—	—	2,314,626	2,314,626	3,515,470
	SIP	—	10,916,609	—			—
R. Andrew Watts	Employment Agreement	2,425,000	2,425,000	—	2,425,000	2,425,000	2,425,000
	ISO	—	—	—	—	—	—
	PSP	—	—	—	—	—	—
	SIP	—	1,661,725	—			—
Charles H. Lydecker	ISO	—	1,364,919	—	—	—	—
	PSP	—	—	—	1,961,041	1,961,041	2,978,441
	SIP	—	4,198,625	—
J. Scott Penny	ISO	—	787,719	—
	PSP	—	—	—	1,826,110	1,826,110	2,773,508
	SIP	—	4,198,625	—
Anthony T. Strianese	ISO	—	1,154,400	—	—	—	—
	PSP	—	—	—	2,237,090	2,237,090	3,397,707
	SIP	—	4,198,625	—	—	—	—
(1)
All figures shown for the value of stock granted under the PSP, SIP and the ISO Plan that would vest upon death, disability or following a change in control are calculated based on the assumption that the triggering event(s) for such vesting took place on December 31, 2014, the last business day of the Company’s last completed fiscal year, and that the price per share of our common stock is $32.91, the closing market price as of that date. Other than the amounts shown in the column captioned “Change of Control,” all amounts payable may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code. For more detailed information concerning the change in control provisions of the PSP, the ISO Plan and the SIP, please see the section titled “Compensation Discussion and Analysis — Payments in the Event of Change in Control,” above.

(2)
The figures shown in this column represent amounts that would be paid pursuant to the terms of the PSP in the event of a change in control as defined in the PSP and include the following excise tax gross-up amount to be paid by the Company on PSP shares on behalf of the participant in the event of change in control: Mr. Powell Brown — $1,200,844; Mr. Lydecker — $1,017,400; Mr. Penny — $947,398; Mr. Strianese — $1,160,617. The excise tax gross-up amount has been calculated assuming the excise tax rate of multiplied by the excess of the value of the change in control payments over the executive’s average W-2 earnings for the last five calendar years. However, the excise tax gross-up is only applicable if the sum of all payments equals or exceeds three times the executive’s average W-2 earnings for the past five calendar years, and assuming a blended effective tax rate of approximately 40% for each executive. Further, the excise tax gross-up assumes no value is assigned to the non-compete and other restrictive covenants that may apply to the participant. Such excise tax gross-up amounts also assume a change in control date of December 31, 2014, at our closing market price of  $32.91 as of that date.

Consideration of Last Year’s “Say-On-Pay” Vote.   In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we provided our shareholders with the opportunity to vote at our May 2013 and our May 2014 annual meetings to approve, on a nonbinding, advisory basis, the compensation for our fiscal year 2012 and 2013, respectively, of named executive officers. In both 2013 and 2014, our shareholders voted to approve this compensation by a significant margin.
When we developed our 2014 compensation policies in January 2014, last year’s “say-on-pay” vote had not yet occurred, and therefore, we could not consider the results of the May 2014 vote in determining our January 2014 executive compensation decisions and policies. We did, however consider the results of the May 2013 vote in determining our January 2014 executive compensation decisions and policies. Because of, among other things (including, but not limited to, currently applicable regulatory requirements, market considerations, and company and individual performance), the favorable May 2013 and May 2014 “say-on-pay” votes, we continued many of our January 2013 and 2014 executive compensation policies in January 2015.

Executive Compensation
The following table sets forth the compensation received by our Named Executive Officers for services rendered to us in such capacity for the years ended December 31, 2014, 2013 and 2012, except in the case of  (a) Mr. Watts, who joined the Company in February 2014 and was therefore not a named executive officer in 2013 or 2012, for the years ended December 31, 2013 and 2012; (b) Mr. Lydecker, who was not a named executive officer in 2012, for the year ended December 31, 2012; and (c) Mr. Penny, who was not a named executive officer in 2013 or 2012, for the years ended December 31, 2013 and 2012.
Summary Compensation Table 2012—2014
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
J. Powell Brown Chief Executive Officer and President	2014	787,509	217,460	499,991	1,304,400	112,319	2,921,679
	2013	565,000	—	2,249,997	1,380,000	76,728	4,271,725
	2012	565,000	—	—	1,360,715	53,822	1,979,537
R. Andrew Watts(3) Chief Financial Officer Executive Vice President and Treasurer	2014	423,077	—	1,525,013	331,474	855,354	3,134,918
Cory T. Walker(3) Chief Financial Officer Sr. Vice President and Treasurer	2014	70,000	—	—	—	536,177	606,177
	2013	260,000	—	1,149,969	373,750	42,503	1,826,222
	2012	260,000	—	—	368,527	45,969	674,496
Charles H. Lydecker President – Retail Division	2014	602,692	—	300,008	1,065,501	62,310	2,030,511
	2013	450,000	230,769	2,199,993	819,231	45,580	3,745,573
J. Scott Penny Chief Acquisitions Officer	2014	469,867	—	300,008	869,634	55,086	1,694,595
Anthony T. Strianese President – Wholesale Brokerage Division	2014	505,385	—	300,008	1,034,888	59,781	1,900,062
	2013	450,000	28,729	2,199,993	825,148	41,244	3,545,114
	2012	350,000	16,366	—	804,634	42,287	1,213,287
(1)
Amounts shown under the “Stock Awards” column reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board ASC Topic 718 (formerly “SFAS 123(R)”) with respect to stock granted under the SIP to our Named Executive Officers rather than the dollar amount recognized during the fiscal year for financial statement purposes. The assumptions used for the valuations are set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. See the “Compensation Discussion and Analysis” and the “Outstanding Equity Awards at 2014 Fiscal Year-End” tables for information with respect to stock granted under the SIP and PSP prior to 2014. The indicated grant date fair value amounts assume that the highest level of performance, a CAGR of our EPS equaling or exceeding 10% as measured at the conclusion of the performance period, will be achieved.

(2)
These dollar amounts include the items identified in the table titled “All Other Compensation Table — 2014” below.

(3)
Mr. Watts joined the Company in February 2014 and replaced Mr. Walker upon Mr. Walker’s retirement from the position of Chief Financial Officer in March 2014.

All Other Compensation Table—2014
Name	Year	Perquisites and Other Personal Benefits ($)(1)	Insurance Premiums ($)(2)	Company Contributions to Retirement and 401(k) Plans ($)	Cash Dividends ($)(3)	Other ($)	Total ($)
J. Powell Brown	2014	24,055	—	10,400	77,864	—	112,319
	2013	9,396	—	10,200	57,132	—	76,728
	2012	—	—	10,000	43,822	—	53,822
R. Andrew Watts	2014	—	—	10,400	7,593	837,361(4)	855,354
Cory T. Walker	2014	1,161	1,497	10,400	8,719	514,400(5)	536,177
	2013	—	2,277	10,200	30,026	—	42,503
	2012	(171)	2,227	10,000	33,913	—	45,969
Charles H. Lydecker	2014	8,086	2,898	10,400	40,926	—	62,310
	2013	4,723	2,716	10,200	27,941	—	45,580
J. Scott Penny	2014	3,853	2,590	9,398	39,245	—	55,086
Anthony T. Strianese	2014	5,016	—	10,400	44,365	—	59,781
	2013	—	—	10,200	31,044	—	41,244
	2012	8,835	—	10,000	23,452	—	42,287
(1)
These amounts include reimbursement of the cost of annual physical examinations to the extent not otherwise covered by insurance and reimbursement of certain club membership dues and car service expenses. For additional information, please see “Compensation Discussion and Analysis — Other Compensation.”

(2)
These amounts include amounts earned by the Company and reimbursed to these employees for personal lines insurance purchased by these employees through the Company or its subsidiaries.

(3)
These amounts represent cash dividends paid on granted PSP and SIP shares for which conditions of vesting other than time-based conditions have been satisfied.

(4)
These amounts include a transition cash bonus of  $225,000 to compensate Mr. Watts for a cash bonus that he did not receive from his previous employer due to his acceptance of employment with the Company, a transition cash bonus of  $500,000 to compensate Mr. Watts for a stock award that he did not receive from his previous employer due to acceptance of employment with the Company, relocation expenses totaling $71,281 and expenses of  $41,080 related to travel to and from Mr. Watts’ home in New Jersey to his office in Daytona Beach, Florida.

(5)
These amounts include $500,000 paid to Mr. Walker upon retirement and subsequent reimbursement of health insurance premiums in accordance with the terms of his Transition Agreement.

Grants of Plan-Based Awards in Fiscal 2014
The following table provides information about the range of possible annual incentive cash payouts in respect of 2014 performance, the range of shares that may be earned in respect of the stock grants made to our Named Executive Officers under our SIP in 2014 and the grant date fair value of these stock grants computed under Statement of Financial Accounting Standards ASC Topic 718 (formerly “SFAS 123(R)”).
Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(5)
	Grant Date	Threshold ($)(3)	Target ($)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
J. Powell Brown	1/22/14	—	1,200,000	1,380,000	—	15,356	15,356	499,991
R. Andrew Watts	2/17/14	—	350,000	402,500		24,493	24,493	724,993
	3/25/14					26,000	26,000	800,020
Cory T. Walker	—	—	—	—	—	—	—	—
Charles H. Lydecker	1/22/14	—	1,000,000	—	—	9,214	9,214	300,008
J. Scott Penny	1/22/14	—	800,000	920,000		9,214	9,214	300,008
Anthony T. Strianese	1/22/14	—	900,000	—	—	9,214	9,214	300,008
(1)
For additional information related to the annual cash incentive awards including performance targets and measures, see the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of the stock awards granted under our SIP in 2014. For additional information related to these grants, see the “Compensation Discussion and Analysis” section of this proxy statement.

(3)
The possible annual incentive cash payouts do not have an established threshold. For this reason, no threshold number is indicated. For additional information related to the annual cash incentive awards including performance targets and measures, see the “Compensation Discussion and Analysis” section of this proxy statement.

(4)
Certain of the possible annual incentive cash payouts do not have an established maximum. For this reason, no maximum number is indicated in these instances. For additional information related to the annual cash incentive awards including performance targets and measures, see the “Compensation Discussion and Analysis” section of this proxy statement.

(5)
The “Grant Date Fair Value of Stock Awards” column shows the full grant date fair value of the shares granted to our Named Executive Officers under our SIP in 2014. The grant date fair value of the awards is determined under ASC 718 and represents the amount we would expense in our financial statements over the vesting schedule for the grants. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. The fair value of each share underlying a SIP award for this purpose is equal to the closing price per share of a share of our common stock on the grant date. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the grantees.

Fiscal Year-End Option and Stock Award Values

The closing market price of our stock underlying the stock options granted under the ISO Plan was $32.91 per share as of December 31, 2014. The resulting difference between the year-end market price and the exercise price per share of  $18.48 for options granted in 2008 is $12.91 per share. Therefore, the values at fiscal year-end of unexercised “in-the-money” options granted to the Named Executive Officers, in addition to the unvested stock awards, are as set forth in the table below:
Outstanding Equity Awards at Fiscal Year-End—2014
Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
J. Powell Brown	70,000	—	35,000	18.48	2/26/2018	—	—	—	—
	—	—	—	—	—	189,912	6,250,004	212,131	6,981,231
R. Andrew Watts	—	—	—	—	—	24,493	806,065	26,000	855,660
Cory T. Walker	—	—	—	—	—	—	—	—	—
Charles H. Lydecker	74,589	—	20,000	18.48	2/26/2018	—	—	—	—
	—	—	—	—	—	99,819	3,285,043	87,348	2,874,623
J. Scott Penny	34,589		20,000	18.48	2/26/2018
						95,719	3,150,112	87,348	2,874,623
Anthony T. Strianese	60,000	—	20,000	18.48	2/26/2018	—	—	—	—
	—	—	—	—	—	108,207	3,561,092	87,348	2,874,623
(1)
Generally, these options vest three months prior to their expiration dates. This vesting may accelerate, however, in increments of 20% based upon each 20% increase in the stock price above the stock price on the grant date, based on a 20-trading-day average.

(2)
The market value shown was determined by multiplying the number of shares of stock that have not vested by $32.91, the closing market price of our common stock on December 31, 2014.

(3)
The market value shown was determined by multiplying the number of unearned stock shares (at target) by $32.91, the closing market price of our common stock on December 31, 2014.

Option Exercises and Stock Vested—2014
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
J. Powell Brown	—	—	—	—
R. Andrew Watts	—	—	—	—
Cory T. Walker	5,411	68,990.25	57,464	1,719,898
Charles H. Lydecker	—	—	—	—
J. Scott Penny	—	—	—	—
Anthony T. Strianese	—	—	—	—
(1)
The value realized upon the exercise of options is the difference between the exercise or base price and the market price of our common stock upon exercise. The value realized was determined without considering any taxes that were owed upon exercise.

(2)
The value realized upon the vesting of stock awards is the number of shares multiplied by the market value of the underlying shares on the vesting date.

Nonqualified Deferred Compensation at Fiscal Year-End—2014
Name	Executive Contributions(1) ($)	Registrant Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2014 ($)
J. Powell Brown	345,000	—	27,355	—	372,355
R. Andrew Watts	—	—	—	—	—
Cory T. Walker	336,926	—	(4,981)	332,423	0
Charles H. Lydecker	—	—	—	—	—
J. Scott Penny	58,976	—	5,230	—	81,972
Anthony T. Strianese	49,904	—	8,912	—	124,082
(1)
In each instance, the indicated executive contribution is included in the amounts reported for that executive in the Summary Compensation Table for 2014.

Employment and Deferred Compensation Agreements

Messrs. Powell Brown, Lydecker, Penny and Strianese
In May 2014, the Named Executive Officers other than Mr. Walker, who retired from the Company in March 2014 and Mr. Watts, whose employment agreement effective February 17, 2014, is described below, entered into new employment agreements with the Company. These agreements were entered into with certain members of the Company’s executive leadership because the employment agreements previously in effect with these Company leaders were entered into on different effective dates and varied somewhat, and we deemed it desirable to enter into agreements with consistent terms, on a uniform effective date. The new employment agreements include, among other provisions, restrictive covenants prohibiting the solicitation or diversion of business or employees for a period of two years following voluntary or involuntary separation from employment, and also prohibit disclosure of confidential information. Compensation under these agreements is at amounts agreed upon between us and the executive from time to time. The agreements include a provision that states that in the event of a “Change in Control,” defined as a circumstance in which the holders of more than 50% of the voting stock of the Company before the transaction closes hold less than 50% of the voting stock of the Company after the transaction closes, if the resulting entity employs executives with duties similar in character, classification or responsibilities to Executive’s, the Agreement shall be deemed modified to provide Executive with “equivalent terms and benefits to those of similar executives.” These agreements maybe terminated by either party at any time, with or without cause or advance notice.

Mr. Watts
In connection with his hiring, Mr. Watts and the Company entered into an employment agreement with a term ending on February 17, 2017 (the “Term”) pursuant to which Mr. Watts: (1) receives a starting annual base salary of  $500,000; (2) was eligible to receive a performance-based bonus with an estimated target bonus amount of  $350,000 for calendar year 2014 (pro-rated for time employed in 2014 and subject to reduction in the event of unexpectedly poor financial performance of the Company or the commission of acts of malfeasance by recipient), payable in the first quarter of 2015; (3) received a stock grant with a grant date fair value of  $250,002 that will fully vest five years after the date of grant, subject to certain conditions (the “PTSG Bonus”); (4) received a transition cash bonus of  $225,000 to compensate him for a cash bonus that he has not received from his previous employer due to his acceptance of employment with the Company, subject to certain conditions; (5) received a transition cash bonus of  $500,000 to compensate him for a stock award that he did not receive from his previous employer due to acceptance of employment with the Company, subject to certain conditions; (6) received a stock grant with a grant date fair value of  $474,991 that will fully vest three years after the date of grant, subject to certain conditions (the “Transition Equity Bonus”); (7) received a stock grant with grant date fair value of  $800,020 that will potentially be earned in five years based upon the Company’s achievement of specified performance targets and, if earned, will vest in years six, seven and eight; and (8) received reimbursement of relocation expenses in the amount of  $71,281. In addition, Mr. Watts is eligible to participate in the Company’s medical, dental, vision, group life insurance, long-term disability insurance, accidental, death and dismemberment insurance, employee stock purchase plan, stock incentive plan, deferred compensation plan and 401(k) plan.
In addition, Mr. Watts’ employment agreement provides that, during the Term, if Mr. Watts’ employment is terminated (a) by Company other than for “Cause” (as defined below) (b) by Mr. Watts for “Good Reason;” (as defined below) (c) due to death or permanent disability; or (d) by the Company due to a “Change in Control” (as defined below), then the Company will pay Mr. Watts (or in the event of his death, his estate) an amount equal to the sum of his base salary and target bonus through the end of the Term; $250,000, representing the grant date fair market value of the PTSG Bonus; and $475,000, representing the grant date fair market value of Transition Equity Bonus, all subject to certain customary conditions, including Mr. Watts’ entry into a general release in favor of the Company and compliance with restrictive covenants contained in his employment agreement.
Pursuant to Mr. Watts’ employment agreement:
➢
“Cause” means (a) a material breach of any of the terms of the employment agreement which remains uncured for 30 days after receiving written notice from the Company describing said breach; (b) repeated failure to perform the services reasonably required of him by the Company which remains uncured for 30 days after receiving written notice from the Company describing said failure (after three separate incidents of failure for which he received written notice from the Company); (c) a proven violation of the Company’s written discrimination or harassment policy based upon race, sex, national origin, religion, disability or age; (d) commission of  (I) a felony, provided that he has been convicted of the same, (II) a crime involving moral turpitude, provided that he has been convicted of the same, (III) any act involving fraud, theft, embezzlement, conversion or misappropriation of money or property, (IV) breach of the duty of loyalty to the Company, (V) breach of any fiduciary duties to the Company, (VI) any intentional or grossly negligent act that otherwise materially damages the Company, its business or its material assets, (VII) violation of the Company’s code of ethics, or (VIII) any act of threatening, inappropriate or abusive behavior that disrupts the normal day to day operation of any of the Company’s offices, all of which will be as determined by the Company in its sole discretion; provided that the events listed in (IV) through (VIII) shall be subject to a 30 day right to cure after receiving written notice from the Company describing such event; (e) current alcohol or substance abuse which the Company has informed him that the Company believes has occurred and that the Company deems, in its reasonable discretion, to materially impair his abilities to perform his duties; or (f) the loss, limitation or suspension of his license to write insurance in any jurisdiction where such license is material to the performance of his duties.

➢
“Change in Control” means a change that would have to be reported in response to Item 6(e) of Schedule 14A of the Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended, as well as certain other circumstances involving the beneficial ownership of securities of the company or the merger, acquisition or consolidation of the company and its subsidiaries.

➢
“Good Reason” means (i) the Company, without Mr. Watts’ written consent, (a) materially reduces his salary, duties, or position, (b) commits a material breach of the employment agreement, or (c) materially changes the geographic location at which he must perform services for the Company; (ii) Mr. Watts provides written notice to the Company of any such action within 90 days of the date on which such action first occurs and provides the Company with 30 days to remedy such action (the “Cure Period”); and (iii) the Company fails to remedy such action within the Cure Period.

Mr. Walker
On November 7, 2013, following notification of a decision by Mr. Walker to retire from the Company in March 2014, the Company and Mr. Walker executed a Transition Agreement pursuant to which the Company agreed to pay Mr. Walker, subject to certain conditions (including an agreement to assist and cooperate with the Company in certain matters following his Retirement Date, a multi-year covenant not to compete, an agreement not to solicit customers and certain confidentiality and other post-retirement covenants), the following (subject to certain provisions applicable in the event of Mr. Walker’s death or the Company’s change in control before the final payment): (i) $500,000 on or around the Retirement Date; (ii) $250,000 on the first day of the thirteenth calendar month following the Retirement Date; (iii) $250,000 on the first day of the nineteenth calendar month following the Retirement Date and (iv) $250,000 on the first day of the twenty-fifth calendar month following the Retirement Date. With respect to unvested equity grants made to Mr. Walker, all rights with respect to all such grants, including grants made pursuant to the Performance Stock Plan and the Stock Incentive Plan, were forfeited upon Mr. Walker’s departure, except for the portions of three Performance Stock Plan grants made to Mr. Walker in 2000, 2001 and 2003, respectively, as to which the specified performance targets required as conditions for vesting have already been achieved, a total of 57,464 shares; with respect to these shares, the remaining time-based employment conditions of vesting (which would otherwise require continued employment for approximately one, two and four more years for a total of 15 years from the date of grant in each instance) were waived effective March 4, 2014. In addition, as part of the Transition Agreement, Mr. Walker entered into a customary release of claims.
Compensation Committee Interlocks and Insider Participation

Since May 2014, the members of our Compensation Committee were Samuel P. Bell, III (chair), Theodore J. Hoepner, James S. Hunt, Toni Jennings and Chilton D. Varner.
Toni Jennings served as a director of SunTrust Bank/Central Florida during 2014. SunTrust is one of the banks involved in the financing facility memorialized in a credit agreement in the amount of  $1,350 million entered into in April 2014. SunTrust also acts as escrow agent with respect to accounts related to certain acquisitions we have made. We expect to continue to use SunTrust during 2015 for a portion of our cash management requirements. Two of our subsidiaries provide insurance-related services to subsidiaries of SunTrust, and a number of our offices facilitate access for our clients to premium financing services offered by a subsidiary of SunTrust. Payments made to, and received from, SunTrust in 2014 totaled less than one percent of our or SunTrust’s total consolidated revenues.
For additional information concerning transactions with related persons, see “Certain Relationships and Related Transactions.”
Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report shall not be incorporated by reference into any such filings.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and those discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Samuel P. Bell, III (Chair)
Theodore J. Hoepner
James S. Hunt
Toni Jennings
Chilton D. Varner

PROPOSAL 1
ELECTION OF DIRECTORS
The twelve (12) nominees for election as directors at the Meeting are: J. Hyatt Brown; Samuel P. Bell, III; Hugh M. Brown; J. Powell Brown; Bradley Currey, Jr.; Theodore J. Hoepner; James S. Hunt; Toni Jennings; Timothy R.M. Main; H. Palmer Proctor, Jr.; Wendell S. Reilly; and Chilton D. Varner. Information concerning each of the nominees is set forth under the caption “Management — Directors and Executive Officers.” All nominees are now members of the Board of Directors. Nomination of all nominees is for a one (1)-year term until the next Annual Meeting of Shareholders.
Should any nominee become unable or unwilling to accept nomination or election for any reason, it is expected that the resulting vacancy will not immediately be filled. All nominees have consented to being named in the Proxy Statement and have agreed to serve if elected. If any nominee for election as a director shall become unable to serve as a director, then proxies will be voted for such substitute nominee as the Nominating/Corporate Governance Committee of the Board of Directors may nominate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Deloitte & Touche LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2002.
The Audit Committee and the full Board of Directors are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate governance. If the shareholders do not ratify the selection, the appointment of the independent registered public accountants will be reconsidered by the Audit Committee of the Board of Directors. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such change would be in the best interests of the Company and its shareholders.
One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Report of the Audit Committee

The Audit Committee of the Board of Directors operates pursuant to an Audit Committee Charter adopted by the Company’s Board of Directors on June 14, 2000, as amended in 2004, 2007 and 2011, and most recently reviewed by the Audit Committee in January 2015 in connection with the Audit Committee’s regular annual review of the Audit Committee Charter. The Audit Committee Charter is posted on the Company’s website (www.bbinsurance.com) in the “Corporate Governance” section, under “Key Documents.”
Each member of the Audit Committee qualifies as “independent” (as that term is defined in the NYSE listing standards, as currently in effect, as well as other statutory, regulatory and other requirements applicable to the Company’s Audit Committee members).
With respect to the fiscal year ended December 31, 2014, the Audit Committee:
(1)
has reviewed and discussed the Company’s audited financial statements with management and the independent registered public accountants;

(2)
has discussed with the independent registered public accountants of the Company the matters required to be discussed by the Public Company Accounting Oversight Board (United States) rules on independence;

(3)
has received and reviewed the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants’ independence; and

(4)
based on the review and discussions with management and the independent registered public accountants referenced above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing its oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).
AUDIT COMMITTEE
Theodore J. Hoepner (Chair)
Hugh M. Brown
James S. Hunt
H. Palmer Proctor, Jr.

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We incurred the following fees for services performed by Deloitte & Touche LLP for fiscal years 2014 and 2013:
FEES PAID TO DELOITTE & TOUCHE LLP

Audit Fees
The aggregate fees billed to us by Deloitte & Touche LLP for professional audit services rendered for the audit of our annual financial statements, the review of financial statements included in our Forms 10-Q and the audit of our internal control over financial reporting for the fiscal years ended December 31, 2014 and 2013, including any out-of-pocket expense, were $1,444,458 and $1,160,080, respectively.
Audit-Related Fees
Fees of  $172,478 were billed to us by Deloitte & Touche LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported above under the caption “Audit Fees” for the fiscal year ended December 31, 2014. These fees were billed primarily in connection with our issuance on September 18, 2014 of  $500.0 million of 4.200% unsecured senior notes due in 2024. No such fees were billed to us for the fiscal year ended December 31, 2013.
Tax Fees
No fees were billed to us by Deloitte & Touche LLP for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2014 or 2013.
All Other Fees
No other fees were billed to us by Deloitte & Touche LLP for the fiscal year ended December 31, 2014. Fees of  $8,000, including any out-of-pocket expense, were paid to Deloitte & Touche LLP for review of work product of the auditors of a potential acquisition candidate which was not ultimately acquired for the fiscal year ended December 31, 2013.
Audit Committee Policy for Pre-Approval of Independent Registered Public Accountant Services
Our Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants pursuant to the Audit Committee’s pre-approval policies and procedures in order to assure that the provision of such services does not impair the independent registered public accountants’ independence. The Audit Committee requires that any proposed engagement of the independent registered public accountants to perform services in addition to those approved in connection with the annual engagement letter entered into with the independent registered public accountants must be considered and approved in advance by the Audit Committee, except that the Audit Committee’s pre-approval for non-audit services is not required to the extent such non-audit services meet the de minimus exception requirements of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. During fiscal years 2014 and 2013, all services were approved by the Audit Committee in accordance with this policy, with the exception of the services described in “All Other Fees,” above, which accounted for 0.8% of the fees paid for 2013, and which were paid subject to the de minimus exception.

PROPOSAL 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive compensation. In 2011, the first year in which these requirements became applicable to us, we recommended, and our shareholders approved, the submission of a “say-on-pay” consideration proposal on an annual basis. Thus, this is the fifth consecutive year in which such a proposal has been included in our Proxy Statement.
As described in detail above under “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Accordingly, our Named Executive Officers are rewarded to the extent of achievement of specific annual goals as well as for the realization of increased long-term shareholder value.
Our Compensation Committee has adopted an approach to executive compensation that we believe enables the Company to retain its executive talent while remaining committed to our core compensation philosophy of paying for performance and aligning executive compensation with shareholder interests. Accordingly, the Compensation Committee continually reviews the compensation programs for our Named Executive Officers with the goal of most effectively aligning our executive compensation structure with our shareholders’ interests and current market practices. For example, (1) a significant portion of pay is performance-based, (2) compensation is incentive-driven with both short- and long-term focus, and (3) components of compensation are linked to increasing shareholder value.
We are again asking our shareholders to indicate their support for our executive officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, program and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we ask our shareholders to vote “FOR” the approval, on an advisory basis, of executive compensation.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Accordingly, we ask our shareholders to vote on the following resolution at the Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4
REAPPROVAL OF THE COMPANY’S 2010
STOCK INCENTIVE PLAN PURSUANT TO
INTERNAL REVENUE CODE SECTION 162(m)
Introduction

Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of executive compensation paid to each of the Company’s chief executive officer and the three other most highly compensated officers (other than the chief financial officer), as determined pursuant to the executive compensation proxy statement disclosure rules, in any one year, to $1 million. An exception to this limitation applies to “performance-based” compensation as defined in the U.S. Treasury regulations under Section 162(m) of the Code. This exception is referred to as the “performance-based exception.”
One element of the Brown & Brown, Inc. 2010 Stock Incentive Plan (the “SIP”) is the flexibility to make certain grants with performance-based vesting or payment requirements that are designed to satisfy the requirements of the “performance-based exception” under Section 162(m) of the Code. These awards are referred to as “Performance-Based Stock Grants,” and are in addition to other awards, such as stock options and stock appreciation rights (SARs), discussed below, which are expressly authorized under the SIP and may also qualify as performance-based compensation for Code Section 162(m) purposes.
One of the requirements under the “performance-based exception” under Code Section 162(m) is shareholder approval of the plan under which the awards are granted. In the case of Performance-Based Stock Grants, shareholders must also approve the material terms of the performance goals pursuant to which compensation is paid under the awards. We are required to obtain this approval for Performance-Based Stock Grants at least every five years in order for the Company to claim an income tax deduction when it pays such awards. The Company’s shareholders last approved the material terms of the performance goals for Performance-Based Stock Grants under the SIP in May 2010, when the SIP was adopted. The SIP has not been modified or amended since its initial adoption in May 2010.
Stock options or SARs can qualify as performance-based for Code Section 162(m) purposes, even if they are subject to time-based vesting schedules, if the Company’s shareholders approve a maximum limit on the number of shares covered by such awards that may be granted to an individual during any specified period, and if the exercise price or base price of the award is not less than the fair market value of the stock subject to the option or SAR on the date of grant.
At the Meeting, the Company’s shareholders will be asked to approve the material terms of the performance goals in the SIP pursuant to which Performance-Based Stock Grants may be granted, and the individual award limits on stock options and SARs. For purposes of Code Section 162(m), the material terms of the performance goals include:
➢
The employees eligible to receive awards under the SIP;

➢
A description of the business criteria on which the performance goal is based (performance measures); and

➢
The maximum compensation that can be paid to an employee under the performance goal during any specified period (individual award limits).

Shareholder approval of the material terms of the performance goals in the SIP and the individual award limits will allow the Compensation Committee the opportunity to continue to grant Performance-Based Stock Grants and stock options and SARs intended to qualify as “performance-based” compensation under Section 162(m) of the Code, thereby permitting the Company to claim an income tax deduction for such compensation when it is paid. Approval of this Proposal 4 will constitute approval of the material terms of the performance goals and the individual award limits in the SIP.

Brown & Brown, Inc. is not seeking to increase the number of shares authorized for issuance under the SIP.

As of March 2, 2015, a total of 6,572,726 shares of common stock were subject to outstanding awards payable in shares granted under the SIP, and an additional 2,458,423 shares of common stock were available for new award grants payable in shares under the SIP. In addition, Incentive Plan shares and shares of the Company’s PSP (a plan approved in 1995 and suspended upon shareholder approval of the SIP in May 2010) that are forfeited in the future will be available for issuance under the SIP.
If shareholders do not approve this proposal, the current terms of the Performance-Based Stock Grant feature under, and other terms and conditions of, the SIP will continue in effect. However, the Company will not grant awards that are intended to satisfy the performance-based exception under Code Section 162(m) after the Meeting unless and until the requisite shareholder approval is obtained in accordance with the provisions of Code Section 162(m).
Description of the SIP

Since its inception, the SIP (the “Incentive Plan”) has provided the framework for all of the Company’s long-term incentive awards, which are based on the performance of the Company and/or the performance of the accounts or business divisions for which the grantee is responsible over a multi-year measurement period. Such long-term incentive awards are designed to promote a performance-based culture and to link the interests of participants and shareholders.
The principal terms of the SIP are summarized below. This summary is qualified in its entirety by the complete text of the SIP, which is attached to this Proxy Statement as Appendix “A.”
Overview.   The purpose of the SIP is to attract, incentivize and retain our key employees by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.
Eligibility.   All employees of the Company and its subsidiaries, and all members of the Board, are eligible to participate in the SIP. The SIP includes a sub-plan as an appendix which is applicable to Decus Insurance Brokers Limited, which, together with its parent company, Decus Holdings (UK) Limited, is our only United Kingdom-based subsidiary. The Board could adopt additional sub-plans applicable to other foreign subsidiaries we might have in the future. The rules of such sub-plans may take precedence over other provisions of the SIP.
Administration.   The Compensation Committee has authority to grant awards to employees under the SIP and is responsible for the general administration and interpretation of the SIP. The SIP provides that members of the Compensation Committee have a right to indemnification with respect to claims arising against them individually as a result of their administration of the Incentive Plan, except in the case of gross negligence, bad faith or intentional misconduct.
The Compensation Committee has authority to establish the terms of each award, including the number of awards granted, the vesting schedule and exercisability. The Compensation Committee may establish performance goals as a prerequisite to exercisability or vesting, and such goals and other terms need not be uniform among various participants. Each employee or director granted awards under the SIP will be required to enter into an award agreement with the Company setting forth the terms and conditions of the grant, including any performance goals that are a prerequisite to exercising or vesting of the grant.
Types of Awards Available for Grant under the SIP

Options.   Options granted under the SIP may be either “incentive stock options,” as defined in Section 422 of the Code, or non-qualified stock options.
As a general rule, the exercise price for any stock option must be no less than the fair market value of the stock subject to such option as of the date of grant, except for incentive stock options granted to a grantee who owns 10% or more of the voting power of the Company, in which case the exercise price must be at least 110% of the fair market value of such stock as of the date of grant. To the extent that the fair market value of that portion of any grant of incentive stock options that is exercisable for the first time in any given year exceeds $100,000, such options will be treated as non-qualified stock options. The Compensation Committee shall not grant to any employee or director in any calendar year options to purchase more than 500,000 shares.
Options granted under the SIP generally will not be exercisable after the expiration of 10 years after the effective date of the grant. In addition, no incentive stock option granted to a beneficial owner of 10% or more of the Company’s outstanding shares will be exercisable after the expiration of five years after the effective date of the grant.

Generally, options may be exercised only while the award holder is an employee or director of the Company or within a limited period after the award holder leaves employment or service with the Company or after the award holder’s retirement, disability or death. During the award holder’s lifetime, an award is exercisable only by the award holder. Awards generally are not transferable except upon the death of the award holder. If an award holder’s employment or service is terminated under certain circumstances following a change of control of the Company, the award holder will become 100% vested in the grant and may exercise the award for a period of three months after the date of termination.
On the date of exercise, the award holder may pay the full option price in cash, in shares of common stock previously acquired by the award holder valued at fair market value or in any other form of consideration approved by the Compensation Committee. The use of previously acquired shares to pay the option price enables the award holder to avoid the need to fund the entire purchase with cash. Upon exercise of an award, the number of shares subject to the option and the number of shares available under the SIP for future option grants will be reduced by the number of shares with respect to which the option is exercised.
Stock Appreciation Rights.   The Compensation Committee also may grant stock appreciation rights that will entitle the award recipient to receive the excess of the fair market value of a share of the Company’s common stock over the exercise price for each share with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right may be in cash, shares or a combination of cash and shares, as determined by the Compensation Committee. The Compensation Committee shall not grant to any employee or director, in any calendar year, stock appreciation rights covering more than 500,000 shares.
Stock Grants.   The Compensation Committee also may grant awards of shares of the Company’s common stock in such amount and upon such terms and conditions as the Compensation Committee specifies in the award agreement. The Compensation Committee shall not grant to any employee or director, in any calendar year, stock grants of more than 500,000 shares.
To the extent the Compensation Committee considers it desirable for compensation delivered pursuant to a stock grant to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Compensation Committee may provide that the lapsing of restrictions on the stock award and the distribution of shares, as applicable, shall be subject to satisfaction of one, or more than one, objective performance target(s). The Compensation Committee shall determine the performance targets that will be applied with respect to each such stock award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. The performance criteria applicable to such stock awards will be one or more of the following criteria:
➢
stock price;

➢
sales;

➢
earnings per share, core earnings per share or variations thereof;

➢
return on equity;

➢
costs;

➢
revenue;

➢
days payables outstanding;

➢
days sales outstanding;

➢
cash flow;

➢
operating income;

➢
profit after tax;

➢
profit before tax;

➢
return on assets;

➢
return on sales;

➢
invested capital;

➢
net operating profit after tax;

➢
return on invested capital;

➢
total shareholder return;

➢
earnings;

➢
return on equity or average shareowners’ equity;

➢
total shareowner return;

➢
return on capital;

➢
income or net income;

➢
operating income or net operating income;

➢
operating profit or net operating profit;

➢
operating margin;

➢
growth in shareowner value relative to the moving average of the Standard & Poor’s 500 Composite Stock Index (“S&P 500”) or a peer group index; and/or

➢
net cash provided by operating activities.

The Compensation Committee may appropriately adjust any evaluation of performance under the criteria set forth above to exclude certain items or events or in such other manner and to such extent as the Compensation Committee deems appropriate under the applicable circumstances. The Compensation Committee may not increase the number of shares granted pursuant to any such stock award, nor may it waive the achievement of any performance target. Prior to the payment of any such stock award, the Compensation Committee shall certify in writing that the applicable performance target(s) was (were) met.
Adjustment for Certain Events.   If the Company undergoes certain events or changes regarding its capital structure, such as a stock dividend, stock split, reverse stock split, recapitalization, reclassification or a similar event, appropriate adjustments will be made to the number and class of shares available for issuance under the Incentive Plan and the number and class of shares and, if applicable, exercise price relating to any outstanding awards. Appropriate adjustments would also be made if a majority of the shares which are the same class as the shares that are subject to outstanding awards are exchanged for, converted into, or otherwise become shares of another corporation. If such an event occurs, the Compensation Committee will amend the outstanding awards to provide that such awards are exercisable or will be settled for or with respect to such new shares.
Effect of Change in Control.   Involuntary or constructive termination of an award holder’s employment after a change in control transaction, as defined in the SIP, may cause the holder’s awards to become vested.
No Repricing.   The Compensation Committee may not modify or amend any outstanding option or stock appreciation right so as to specify a lower exercise price or accept the surrender of an outstanding option or stock appreciation right and authorize the granting of a new option or stock appreciation right with a lower exercise price in substitution for such surrendered option or stock appreciation right.
Amendment or Termination of the SIP.   Except as may be required by law, the Compensation Committee may terminate or amend the Incentive Plan at any time without further shareholder or regulatory approval. However, no termination or amendment of the SIP may adversely affect any then outstanding option without the consent of the award holder. Unless earlier terminated by the Compensation Committee, the SIP will be in effect until options have been granted and exercised with respect to all shares available for the SIP. However, no award can be granted under the SIP more than 10 years after the SIP has been approved by the Company’s shareholders.

Tax Consequences

The federal income tax consequences of participation in the SIP are complex and subject to change. The following discussion is only a summary of the general tax rules applicable to the SIP.
Options.   Options granted under the SIP may be either incentive stock options or non-qualified stock options. Options that are designated as incentive stock options are intended to qualify as such under Section 422 of the Code. With respect to incentive stock options, neither the grant nor the exercise of the option will subject the employee to taxable income, other than under the Alternative Minimum Tax (Section 56(b)(3) of the Code), which is not discussed in detail in this summary. There is no required tax withholding in connection with the exercise of incentive stock options. Upon the ultimate disposition of the stock obtained on an exercise of an incentive stock option, the employee’s entire gain will be taxed at the rates applicable to long-term capital gains, provided the employee has satisfied the prescribed holding periods relating to incentive stock options and the underlying stock. This treatment will apply to the entire amount of gain recognized on the sale of the stock, including the portion of gain that reflects the spread on the date of exercise between the fair market value of the stock at the time of grant and the fair market value of the stock at the time of exercise.
The Company does not receive a compensation deduction for tax purposes with respect to incentive stock options. However, if the employee disposes of the stock purchased on exercise of the incentive stock option prior to the expiration of the applicable holding periods required by Section 422 of the Code, the Company will be entitled to a deduction equal to the employee’s realization of ordinary income by virtue of the employee’s disqualifying disposition.
Non-qualified stock options granted under the SIP will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the fair market value of the shares at the time of exercise over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.
The option holder’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.
In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option by a holder, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.
Stock Grants and Stock Appreciation Rights.   With respect to stock grants and stock appreciation rights that may be settled either in cash or in shares that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the award recipient will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the award recipient. With respect to shares that are both nontransferable and subject to a substantial risk of forfeiture, the award recipient will realize ordinary taxable income equal to the fair market value of the shares at the first time the shares are either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income realized by the award recipient.
All of the above-described deductions are subject to the limitations on deductibility described in Section 162(m) of the Code.
The foregoing is only a summary of the effect of federal income taxation upon the award recipient and the Company with respect to the grant and exercise of awards under the SIP, does not purport to be complete and does not discuss the tax consequences of the recipient’s death or the income tax laws of any municipality, state or foreign country in which a recipient may reside.

Past Grants Under the SIP; New Benefit Plans

The only grants made under the SIP are performance stock and restricted stock grants to eligible employees, and annual grants of stock to non-employee Directors as described in this proxy statement in the section titled, “Director Compensation.” No stock options have been granted under the SIP.
All awards under the SIP are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the SIP in the future are not determinable at this time.
Board Recommendation

In order to pass, this Proposal 4 must receive the affirmative vote of a majority of the votes cast on the Proposal. The Board of Directors believes that the approval of Proposal 4 is in the best interests of the Company and its shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5
AMENDMENT TO 1990 EMPLOYEE
STOCK PURCHASE PLAN
General

On January 21, 2015, the Company’s Board of Directors amended the 1990 Employee Stock Purchase Plan (the “ESPP”) and approved submission of the amendment to the shareholders for their approval. The ESPP was initially adopted by the Board of Directors and approved by the shareholders in 1990, and the ESPP was amended to increase the number of shares available for purchase from 3,000,000 to 6,000,000 shares and was approved by the shareholders in 2003. The amendment to the ESPP is being proposed because of the 6,000,000 shares currently reserved under the ESPP, only 734,317 shares remained available for issuance as of March 2, 2015. Due to the continued desire for our employees to have ownership in the Company and to align their interests with our non-employee shareholders, this proposed amendment to the ESPP increases the number of shares available for purchase under the ESPP from 6,000,000 to 11,000,000 shares.
Plan Description

The following summary describes briefly the principal features of the ESPP. This summary is qualified in its entirety by the complete text of the amended ESPP, which is attached to this proxy statement as Appendix “B.” The purpose of the ESPP is to advance the interests of the Company and its shareholders by facilitating the acquisition and ownership of shares of common stock of the Company by employees of the Company so that their proprietary interests in the Company’s continued success and their continuance as employees may be encouraged.
The ESPP is administered by the Compensation Committee. Once during each successive period of 12 calendar months, the Company may make offerings to eligible employees to purchase shares of the Company’s common stock under the ESPP. With respect to each such offering, the Compensation Committee specifies a calendar month in which eligible employees may elect to participate in an offering (the “Offering Period”) and the maximum number of shares that may be purchased under the offering by all eligible employees.
Any person who is employed by the Company on the first day of the Offering Period other than (a) an employee whose customary employment is 20 hours or less per week, and (b) an employee whose customary employment is for not more than five months in any calendar year, is eligible to participate in the ESPP beginning on the first day of the month following that person’s completion of 30 days employment with the Company. It is estimated that as of March 2, 2015, approximately 7,226 individuals were eligible to participate in the ESPP.
Directors who are not officers or employees of the Company are not eligible to participate in the ESPP. In addition, no employee may subscribe for any shares under the ESPP if such employee, immediately after such subscription, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. No employee may subscribe for any shares under the ESPP to the extent that such subscription would permit such employee’s rights to purchase shares under all stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of fair market value of such shares for each calendar year in which such subscription is outstanding at any time.
All eligible employees may purchase shares during the 12 calendar months beginning on the first day of the calendar month immediately following the Effective Date (the “Purchase Period”). The Effective Date is the tenth business day of the first calendar month immediately following the Offering Period specified by the Compensation Committee. The purchase price for shares under any offering is 85% of the lesser of  (a) the fair market value of the shares as of the Effective Date (the “Initial Offering Price”), or (b) the fair market value of the shares as of the last business day of the Purchase Period (the “Alternate Offering Price”). As of March 2, 2015, the closing price for shares of the Company’s common stock on the NYSE was $32.01 per share.
Eligible employees may subscribe to purchase shares by authorizing payroll deductions of not less than $2.00 per pay period and not exceeding 10% of the employee’s compensation. Payroll deductions are made in approximately equal amounts for each pay period, which aggregate deductions shall total the purchase price of the subscribed shares, based on the Initial Offering Price.

On the last business day of the Purchase Period, the Alternate Offering Price is ascertained and the account of each participating employee is totaled. If a participating employee has sufficient funds in his or her account to purchase one or more whole shares at 85% of the lower of the Initial Offering Price or Alternate Offering Price, the employee is deemed to have exercised an option to purchase such shares up to the number of shares subject to his or her subscription at such lower price. By written notice to the Compensation Committee, an employee may at any time during the Purchase Period and for any reason permanently withdraw any full balance accumulated in his or her account that has not been applied toward the purchase of shares, and thereby withdraw from participation in an offering. Partial withdrawals are not permitted. Payroll deductions and subscriptions may also be reduced, and future payroll deductions may be cancelled, by filing a new payroll deduction authorization form. Increases to participation levels are not permitted after the Effective Date.
Subject to restrictions imposed by applicable law, if the total number of shares that all eligible employees elect to purchase under any offering exceeds the shares available for purchase under that offering, the Compensation Committee makes a pro rata allocation of all of the available shares among such participating employees, based upon the ratio that the dollar amount of each employee’s subscription bears to the aggregate dollar amount of all participating employees’ subscriptions.
The Board of Directors may amend or terminate the ESPP at any time, except that the Board may not, without the approval of the holders of a majority of the shares of the Company’s common stock, (a) increase the maximum number of shares that may be purchased under the ESPP, (b) reduce the purchase price per share, or (c) make any change or addition that is inconsistent with the requirements of applicable tax laws. No amendment of the ESPP, without the consent of the holder of any outstanding subscription, may materially and adversely affect such participating employee’s rights with respect to such subscription.
Because the purchase of shares under the ESPP is discretionary with all eligible employees and the valuation date for the Company’s securities under the ESPP occurs at a future date, the actual benefit or amounts that may be received by or allocated to Company employees under the ESPP cannot be determined. Therefore, it would not be meaningful to include information as to the amount or value of shares that would be distributable to all employees, or to groups of employees, or to any particular employee.
Federal Tax Information

The ESPP and the rights of employees to make purchases under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to an employee until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares of common stock, the employee will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares of common stock are sold or otherwise disposed of more than two years from the first day of the Purchase Period, the employee will recognize ordinary income measured as the lesser of  (a) the excess of the fair market value of the shares of common stock at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares of common stock as of the first day of the Purchase Period. Any additional gain will be treated as long-term capital gain. If the shares of common stock are sold or otherwise disposed of before the expiration of this holding period, the employee will recognize ordinary income generally measured as the excess of the fair market value of the shares of common stock on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized by employees upon a sale or disposition of shares of common stock prior to the expiration of the holding period(s) described above. The foregoing is only a summary of the effect of federal income taxation upon the employee and the Company with respect to the shares of common stock purchased under the ESPP, does not purport to be complete, and does not discuss the tax consequences of an employee’s death or the income tax laws of any municipality state or foreign country in which the employee may reside.
New Plan Benefits

The number of shares that may be issued to executive officers and all employees, including non-executive officers and directors who are employees, is indeterminate at this time, as participation in any under the ESPP is completely discretionary on the part of each eligible employee.

Board Recommendation

Of the 6,000,000 shares currently reserved under the ESPP, only 734,317 shares remained available for issuance as of March 2, 2015. The Board of Directors believes that these shares will be exhausted within the next one to two years and has adopted an amendment to increase the number of shares that may be issued under the ESPP to 11,000,000. In all other respects, the ESPP will remain unchanged. In order to pass, this Proposal 5 must receive the affirmative vote of a majority of the votes cast on the Proposal. The Board of Directors believes that the approval of Proposal 5 is in the best interests of the Company and its shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2014, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)(1)	Weighted-average exercise price of outstanding options, warrants and rights(b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)(3)
Equity compensation plans approved by shareholders:
Brown & Brown, Inc. 2000 Incentive Stock Option Plan	470,356	$18.57	—
Brown & Brown, Inc. 2010 Stock Incentive Plan	N/A	N/A	2,309,929
Brown & Brown, Inc. 1990 Employee Stock Purchase Plan	N/A	N/A	734,317
Brown & Brown, Inc. Performance Stock Plan	N/A	N/A	—
Total	470,356	18.57	3,044,246
Equity compensation plans not approved by shareholders	—	—	—
(1)
In addition to the number of securities listed in this column, 2,964,103 shares are issuable upon the vesting of restricted stock granted under the Brown & Brown, Inc. Performance Stock Plan and the Brown & Brown, Inc. 2010 Stock Incentive Plan, which represents the maximum number of shares that can vest based on the achievement of certain performance criteria.

(2)
The weighted-average exercise price excludes outstanding restricted stock as there is no exercise price associated with these equity awards.

(3)
All of the shares available for future issuance under the Brown & Brown, Inc. 2000 Incentive Stock Option Plan, the Brown & Brown, Inc. Performance Stock Plan, and the Brown & Brown, Inc. 2010 Stock Incentive Plan may be issued in connection with options, warrants, rights, restricted stock, or other stock-based awards.

PROPOSALS OF SHAREHOLDERS
Proposals of shareholders intended to be presented at the 2016 Annual Meeting of Shareholders must be received by us no later than November 28, 2015 to be included in our proxy statement and form of proxy related to that meeting. In addition, the proxy solicited by the Board of Directors for the 2016 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that Meeting, unless we are provided with written notice of such proposal by February 11, 2016. All shareholder proposals should be sent to our Corporate Secretary at 220 S. Ridgewood Ave., Daytona Beach, Florida 32114.
OTHER MATTERS
Our 2014 Annual Report to Shareholders (the “Annual Report”) accompanies this Proxy Statement. We will provide to any shareholder, upon the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and the exhibits thereto, for the fiscal year ended December 31, 2014, as filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such request should be directed to Brown & Brown, Inc., 220 S. Ridgewood Ave., Daytona Beach, Florida 32114 Attention: Corporate Secretary. No charge will be made for copies of such Annual Report on Form 10-K; however, a reasonable charge will be made for copies of the exhibits.
Only one copy of this Proxy Statement and the accompanying Annual Report is being delivered to shareholders who share an address, unless we have received contrary instructions from one or more of such shareholders. We will promptly deliver a separate copy of this Proxy Statement and the accompanying Annual Report to any shareholder at a shared address to which a single copy of these documents has been delivered upon our receipt of a written or oral request from that shareholder directed to the address shown above, or to us at (386) 252-9601. Any shareholder sharing a single copy of the Proxy Statement and Annual Report who wishes to receive a separate mailing of these materials in the future, or any shareholders sharing an address and receiving multiple copies of these materials who wish to share a single copy of these documents in the future, should also notify us at the address shown above.
The material referred to in this Proxy Statement under the captions “Compensation Discussion and Analysis,” “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed, and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
By Order of the Board of Directors

Robert W. Lloyd
Corporate Secretary
Daytona Beach, Florida
March 27, 2015

Appendix A
BROWN & BROWN, INC.
2010 STOCK INCENTIVE PLAN
1.   Establishment, Purpose and Term of Plan.
1.1   Establishment.   Brown & Brown, Inc. 2010 Stock Incentive Plan (the “Plan”) is hereby established effective as of March 9, 2010 (the “Effective Date”).
1.2   Purpose.   The purpose of the Plan is to promote the success of the Corporation and its stockholders by attracting and retaining Employees and Directors by supplementing their cash compensation and providing a means for them to increase their holdings of Stock of the Corporation. The opportunity so provided and the receipt of Awards as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Corporation for the benefit of customers and stockholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Stock Grants, and Stock Appreciation Rights. Such Awards will be granted to certain Employees and Directors to recognize and reward outstanding individual performance.
1.3   Term of Plan.   The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 4.1 has been increased at any time, all Awards shall be granted, if at all, within ten (10) years from the date such amendment was adopted by the Board.
2.   Definitions and Constructions; Sub-Plans.
2.1   Definitions.   Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)   “Award” means an Option, Stock Appreciation Right or Stock Grant.
(b)   “Award Agreement” means a written or electronic agreement between the Corporation and a Grantee setting forth the terms, conditions and restrictions of an Award granted to the Grantee.
(c)   “Board” means the Board of Directors of the Corporation.
(d)   “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(e)   “Committee” means the Compensation Committee of the Board or such other committee of the Board duly appointed to administer the Plan, and being composed and having such powers as are specified in the Plan or by the Board as generally provided for in the Plan.
(f)   “Corporation” means Brown & Brown, Inc., a Florida corporation, or any successor corporation thereto.
(g)   “Director” means a member of the Board.
(h)   “Disability” means, with respect to a particular Grantee, that he or she is entitled to receive benefits under the long-term disability plan of the Corporation or a Subsidiary, as applicable, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the person’s occupation at the time when such disability commenced, or, if the Grantee was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.
(i)   “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Corporation or its Subsidiaries.
(j)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(k)   “Fair Market Value” means, as of any date, the closing price of the Stock on the New York Stock Exchange, Inc. (as published by The Wall Street Journal, if published) on such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded.
(l)   “Grantee” means a person who has been granted one or more Awards under this Plan.

(m)   “Incentive Stock Option” means an Option so denominated in the Award Agreement and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(n)   “Nonqualified Stock Option” means an Option so denominated or which does not qualify as an Incentive Stock Option.
(o)    “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
(p)   “Ownership Change Event” shall mean the occurrence of any of the following with respect to the Corporation:
(i)   the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Corporation of more than fifty percent (50%) of the voting stock or beneficial ownership of the Corporation;
(ii)   a merger or consolidation in which the Corporation is a party; or
(iii)   the sale, exchange, or transfer of all or substantially all of the assets of the Corporation.
(q)   “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(r)   “Stock” means the Corporation’s common stock, $.10 par value, as adjusted from time to time in accordance with Section 4.2.
(s)   “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7 of the Plan.
(t)   “Stock Grant” means shares of Stock that are awarded to a Grantee pursuant to Section 8 of the Plan.
(u)   “Subsidiary” means any present or future “subsidiary corporation” of the Corporation, as defined in Section 424(f) of the Code.
(v)   “Ten Percent Owner Grantee” means a Grantee who, at the time an Option is granted to the Grantee, owns stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Corporation within the meaning of Section 422(b)(6) of the Code. For the purpose of determining under any provision of this Plan whether a Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, attribution rules contained in Section 424(d) of the Code shall apply.
(w)   “Transfer of Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporation which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Corporation or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
2.2   Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term “or” shall include the conjunctive as well as the disjunctive.
2.3   Sub-Plans for Foreign Subsidiaries.   The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.
3.   Administration.
3.1   Administration.   The Plan shall be administered by the Committee which shall be duly appointed by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan or such Award. The composition of the Committee shall at all times comply with the requirements of Rule 16b-3 under the Exchange Act and with the requirements of Section

162(m) of the Code, and all members of the Committee shall be “non-employee directors” as defined by Rule 16b-3 and “outside directors” as referred to in Section 162(m).
3.2   Powers of the Committee.   The Committee shall have full power and authority with respect to the Plan, except those specifically reserved to the Board, and subject at all times to the terms of the Plan and any applicable limitations imposed by law. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its sole discretion:
(a)   to grant Awards in the forms of Options, Stock Appreciation Rights and Stock Grants, and to determine the persons to whom, and the time or times at which, Awards shall be granted and the types and amounts of such Award, which determination need not be uniform among persons similarly situated and may be made selectively among Employees and Directors;
(b)   to designate Options as Incentive Stock Options or Nonqualified Stock Options;
(c)   to determine the terms, conditions and restrictions applicable (which need not be identical) to each Award, including, without limitation, (i) the exercise price of an Option or SAR, (ii) the method of payment for shares purchased upon the exercise of an Option, (iii) the method for satisfaction of any tax withholding obligations arising in connection with an Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability of Options and SARs, (v) the time of the expiration of an Award, (vi) the effect of the Grantee’s termination of employment or service with Corporation on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to an Award or such shares not inconsistent with the terms of the Plan;
(d)   to approve one or more forms of Award Agreement;
(e)   to amend the exercisability of any Option or SAR, including with respect to the period following a Grantee’s termination of employment or service with the Corporation;
(f)   to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;
(g)   to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent consistent with the Plan and applicable law;
(h)   to establish performance goals on which the vesting of the Awards are based;
(i)   to certify in writing that such performance goals referred to in subsection (h) above have been met; and
(j)   to modify or amend each Award, provided however that the Committee may not modify or amend any outstanding Option or SAR so as to specify a lower exercise price, or accept the surrender of an outstanding Option or SAR and authorize the granting of a new Option or SAR with a lower exercise price in substitution for such surrendered Option or SAR, or buy out, for a payment in cash or shares of Stock, an outstanding Option or SAR.
4.   Shares Subject to Plan.
4.1   Shares Issuable.   Subject to adjustment as provided in Section 4.2, any shares of Stock that are authorized to be issued under the Brown & Brown, Inc. Performance Stock Plan (the “Performance Stock Plan”) and that are not subject to awards granted under the Performance Stock Plan and outstanding as of the Effective Date shall be available for Awards under the Plan. Therefore, based on the number of shares of Stock that are authorized to be issued under the Performance Stock Plan and that are not subject to awards granted under the Performance Stock Plan and outstanding as of as of the Effective Date, the number of shares of Stock that are authorized to be issued under the Plan is 5,953,543. If any portion of an outstanding Award for any reason expires or is terminated or canceled or forfeited, the shares of Stock allocable to the expired, terminated, canceled, or forfeited portion of such Award shall again be available for issuance under the Plan. In addition, if any portion of an outstanding award that was granted prior to the Effective Date under the Performance Stock Plan for any reason expires or is terminated or canceled or forfeited on or after the Effective Date, the shares of Stock allocable to the expired, terminated, canceled, or forfeited portion of such Performance Stock Plan award shall be available for issuance under the Plan. Awards made in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become Employees of the Corporation or a Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, shall not count against the limitations set forth in this

Section 4. All of the shares of Stock available for Awards under the Plan shall be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan. With respect to Stock Appreciation Rights, if the payment upon exercise of a SAR is in the form of shares of Stock, the shares of Stock subject to the SAR shall be counted against the available shares as one share for every share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.
4.2   Adjustments for Changes in Capital Structure.   In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar event or change in the capital structure of the Corporation, appropriate adjustments shall be made in the number and class of shares available for issuance under the Plan as set forth in Section 4.1, and in the number and class of shares of any outstanding Awards, and in the annual limits set forth in Sections 6, 7, and 8. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee shall amend the outstanding Options and SARs to provide that such Options and SARs are exercisable for or with respect to New Shares. In the event of any such amendment, the number of shares subject to, and any exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, as determined by the Committee, and in no event may the exercise price be decreased to any amount less than the par value, if any, of the stock subject to an Option or SAR. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.
5.   Eligibility and Limitations.
5.1   Persons Eligible for Awards.   Awards may be granted only to Employees and Directors, as designated by the Committee in its sole discretion. Only Employees shall be eligible to receive grants of Incentive Stock Options. The Committee’s designation of a person as a participant in any year does not require the Committee to designate that person to receive an Award under this Plan in any other year or, if so designated, to receive the same Award as any other participant in any year. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective Awards, including, but without being limited to: (a) the financial condition of the Corporation or a Subsidiary; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation or a Subsidiary; and (d) the adequacy of the prospective participant’s other compensation. The Committee, in its discretion, may grant Awards to a participant under this Plan, even though stock, stock options, stock appreciation rights and other benefits previously were granted to him or her under this or another plan of the Corporation or a Subsidiary, whether or not the previously granted benefits have been exercised, but the participant may hold such Awards only on the terms and subject to the restrictions hereafter set forth. A person who has participated in another benefit plan of the Corporation or a Subsidiary may also participate in this Plan.
5.2   Fair Market Value Limitation.   To the extent that the aggregate Fair Market Value of stock with respect to which Options designated as Incentive Stock Options are exercisable by a Grantee for the first time during any calendar year (under all stock option plans of the Corporation, including this Plan) exceeds One Hundred Thousand Dollars ($100,000), that portion of such Options which exceeds such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 5.2, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.2, such different limitation shall be deemed incorporated herein, effective as of the date of and with respect to such Options as required or permitted by, such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 5.2, the Grantee may designate which portion of such Option the Grantee is exercising and may request that separate stock certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.
5.3   No Right of Grant or Employment.   No Employee or Director shall have any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Grantee any right to be retained in the employ or service of the Corporation or a Subsidiary, or interfere in any way with the right of the Corporation or its Subsidiaries to terminate such Grantee’s employment or service at any time.

6.   Terms and Conditions of Options.   Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Employee or Director shall be granted in any calendar year Options to purchase more than five hundred thousand (500,000) shares of Stock. The limitation described in this Section 6 shall be adjusted proportionately in connection with any change in the Corporation’s capitalization as described in Section 4.2 of the Plan. If an Option is canceled in the same calendar year in which it was granted, the canceled Option will be counted against the limitation described in this Section 6. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.
6.1   Exercise Price.   The exercise price for each Option shall be established in the sole discretion of the Committee and, except as otherwise provided in this Section 6.1 or a sub-plan applicable to a particular foreign Subsidiary, shall be no less than the Fair Market Value of a share of Stock on the effective date of grant of the Option; provided, however, that an Incentive Stock Option granted to a Ten Percent Owner Grantee shall have an exercise price per share that is no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of such Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.
6.2   Exercise Period.   An Option shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option; and (b) no Incentive Stock Option granted to a Ten Percent Owner Grantee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.
6.3   Payment of Option Exercise Price.
(a)   Forms of Consideration Authorized.   Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to the exercise of any Option shall be made (i) in cash, by check, or by cash equivalent, (ii) subject to the approval of the Committee, by tender to the Corporation of shares of Stock owned by the Grantee having a Fair Market Value (as determined by the Corporation without regard to any restrictions on transferability applicable to such Stock by reason of federal or state securities laws or agreements with an underwriter for the Corporation) not less than the exercise price, (iii) subject to the approval of the Committee, by directing the Corporation to retain all or a portion of the shares of Stock otherwise issuable to the Grantee under the Plan pursuant to such exercise having a Fair Market Value equal to the aggregate exercise price, (iv) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of stock being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 6.5 hereof, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of considerations.
(b)   Tender of Stock.   Notwithstanding the foregoing, an Option may not be exercised by tender to the Corporation of shares of Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Corporation’s Stock.
(c)   Cashless Exercise.   The Corporation reserves, at any and all times, the right, in the Corporation’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.
6.4   Tax Withholding.   The Corporation shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, a number of whole shares of Stock having a Fair Market Value, as determined by the Corporation, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Corporation with respect to such Option. Alternatively, or in addition, in its sole discretion, the Corporation shall have the right to require the Grantee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Corporation arising in connection with the exercise. The Corporation shall have no obligation to deliver shares of Stock or cash, or to release shares of Stock from an escrow established pursuant to the Award Agreement, until the Corporation’s tax withholding obligations have been satisfied by the Grantee.

6.5   Standard Forms of Award Agreement.
(a)   Incentive Stock Options.   Unless otherwise provided by the Committee at the time the Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the appropriate form of Incentive Stock Option Award Agreement as adopted by the Committee and as amended from time to time.
(b)   Nonqualified Stock Options.   Unless otherwise provided by the Committee at the time the Option is granted, an Option designated as a “Nonqualified Stock Option” shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonqualified Stock Option Award Agreement as adopted by the Committee and as amended from time to time.
(c)   Standard Term of Options.   Except as otherwise provided by the Committee in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.
(d)   Standard Vesting Provisions.   Except as otherwise provided by the Committee in the grant of an Option, any Option granted hereunder shall become vested based upon the attainment of certain performance levels as described in the Award Agreement executed in connection with such Option.
(e)   Authority to Vary Terms.   The Committee shall have the authority from time to time to vary the terms of any of the standard forms of Award Agreement described in this Section 6.5 either in connection with the grant or amendment of any individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement shall be in accordance with the terms of the Plan. The Committee, may in its discretion, provide for the extension of the exercise period of an Option, accelerate the vesting of an Option, eliminate or make less restrictive any restrictions contained in an Award Agreement, or waive any restriction or provision of this Plan or an Award Agreement in any manner that is either (i) not adverse to the Grantee or (ii) consented to by the Grantee.
6.6   Nontransferability of Options.   During the lifetime of the Grantee, an Option shall be exercisable only by the Grantee or the Grantee’s guardian or legal representative. No Option shall be assignable or transferable by the Grantee, except by will or by the laws of descent and distribution. Following a Grantee’s death, the Option shall be exercisable to the extent provided in Section 6.7 below.
6.7   Effect of Termination of Service on Option Exercisability.
(a)   Time of Service.   No Option granted under this Plan may be exercised before the Grantee’s completion of such period of service as may be specified by the Committee in the Award Agreement. Thereafter, or if no such period is specified, subject to the provisions of subsections (b), (c), (d), (e) and (f) of this Section 6.7, the Grantee may exercise the Option in full or in part at any time until expiration of the Option.
(b)   Continued Employment.   A Grantee cannot exercise an Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date such Option was granted. The Committee may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.
(c)   Termination of Service.   If a Grantee ceases to be an Employee or Director, except as provided in subsections (d), (e), (f) and (g) of this Section 6.7, the Option, to the extent unexercised and exercisable on the date of his or termination of employment or service, may be exercised by the Grantee within such period of time as is determined by the Committee and specified in the Award Agreement (but no later than the stated expiration date of the Option).
(d)   Retirement.   Except as otherwise provided by the Committee in the grant of an Option, if a Grantee ceases to be an Employee or Director as a result of retirement, the Option, to the extent unexercised and exercisable on the date of his or her retirement, may be exercised by the Grantee at any time prior to the expiration of three (3) months after the date on which he or she ceases to be an Employee or Director (but no later than the stated expiration date of the Option). An Employee or Director shall be regarded as retired if he terminates employment or service after his or her sixty-fifth (65th) birthday.
(e)   Disability.   Except as otherwise provided by the Committee in the grant of an Option, if the Grantee’s employment or service with the Corporation is terminated because of the Disability of the Grantee, the Option, to the extent unexercised and exercisable on the date on which the Grantee’s employment or service terminated, may be exercised by the Grantee (or the Grantee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s service terminated, but in any event not later than the stated expiration date of the Option.

(f)   Death.   Except as otherwise provided by the Committee in the grant of an Option, if the Grantee’s employment or service with the Corporation is terminated because of the death of the Grantee, the Option, to the extent unexercised and exercisable on the date on which the Grantee’s employment or service terminated, may be exercised by the Grantee’s legal representative or other person who acquired the right to exercise the Option by reason of the Grantee’s death at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s employment or service terminated, but in any event no later than the stated expiration date of the Option.
(g)   Termination After Transfer of Control.   Except as otherwise provided by the Committee in the grant of an Option, if the Grantee’s employment or service with the Corporation terminates by reason of Termination After Transfer of Control (as defined in Section 6.8 hereof), (i) the Option may be exercised by the Grantee at any time prior to the expiration of three (3) months from the date on which the Grantee’s employment or service terminated, but in any event no later than the stated expiration date of the Option, and (ii) notwithstanding any other provision of the Award Agreement or this Plan to the contrary, the Grantee shall be deemed to have vested one hundred percent (100%) as of the date of such Termination After Transfer of Control.
6.8    Termination After Transfer of Control.
(a)   “Termination After Transfer of Control” shall mean either of the following events occurring after a Transfer of Control:
(i)   termination by the Corporation of the Grantee’s employment or service with Corporation, within twelve (12) months following a Transfer of Control, for any reason other than Termination for Cause (as defined below); or
(ii)   upon Grantee’s Constructive Termination (as defined below), the Grantee’s resignation from employment or service with the Corporation within twelve (12) months following the Transfer of Control.
Notwithstanding any provision herein to the contrary, Termination After Transfer of Control shall not include any termination of the Grantee’s employment or service with the Corporation which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Grantee’s death or Disability; (iii) is a result of the Grantee’s voluntary termination of employment or service other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Transfer of Control.
(b)   “Termination for Cause” shall mean termination by the Corporation of the Grantee’s employment or service with the Corporation for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Corporation records; (ii) improper use or disclosure of the Corporation’s confidential or proprietary information; (iii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Corporation of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Grantee of any employment agreement between the Grantee and Corporation, which breach is not cured pursuant to the terms of such agreement; or (v) the Grantee’s conviction of any criminal act which, in the Corporation’s sole discretion, impairs Grantee’s ability to perform his or her duties with Corporation. Termination for Cause pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Corporation.
(c)   “Constructive Termination” shall mean any one or more of the following:
(i)   without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with the Grantee’s positions, duties, responsibilities and status with the Corporation immediately prior to the date of a Transfer of Control;
(ii)   without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Transfer of Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Transfer of Control;
(iii)   any failure by the Corporation to pay, or any material reduction by the Corporation of, (A) the Grantee’s base salary in effect immediately prior to the date of the Transfer of Control (unless reductions comparable in amount an duration are concurrently made for all other employees of the Corporation with responsibilities, organizational level and title comparable to the Grantee’s), or (B) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Transfer of Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or
(iv)   any failure by the Corporation to (A) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with Corporation then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Corporation’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Transfer of Control, or their equivalent, or (B) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Corporation then held by the Grantee.
7.   Stock Appreciation Rights (SARs).
7.1   General.   SARs shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Employee or Director shall be granted in any calendar year SARs covering more than five hundred thousand (500,000) shares of Stock. The limitation described in this Section 7 shall be adjusted proportionately in connection with any change in the Corporation’s capitalization as described in Section 4.2 of the Plan. If a SAR is canceled in the same calendar year in which it was granted, the canceled SAR will be counted against the limitation described in this Section 7. Award Agreements may incorporate all or any of the terms of the Plan by reference, and shall include such terms and conditions as shall be determined by the Committee in its sole discretion, including, without limitation, provisions relating to exercise price, vesting and exercisability. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Corporation in an amount determined by multiplying:
(a)   the excess of the Fair Market Value of a share of Stock on the date of exercise over the SAR exercise price; by
(b)   the number of shares of Stock with respect to which the SAR is exercised;
provided, that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the effective date of grant of such SAR as the Committee shall specify. As determined by the Committee, the payment upon exercise of an SAR may be in cash, in shares of Stock that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.
7.2   Effect of Termination of Service on SAR Exercisability.
(a)   Time of Service.   No SAR granted under this Plan may be exercised before the Grantee’s completion of such period of service as may be specified by the Committee in the Award Agreement. Thereafter, or if no such period is specified, subject to the provisions of subsections (b), (c), (d), (e) and (f) of this Section 7.2, the Grantee may exercise the SAR in full or in part at any time until expiration of the SAR.
(b)   Continued Employment.   A Grantee cannot exercise a SAR granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date such SAR was granted. The Committee may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.
(c)   Termination of Service.   If a Grantee ceases to be an Employee or Director, except as provided in subsections (d), (e), (f) and (g) of this Section 7.2, the SAR, to the extent unexercised and exercisable on the date of his or termination of employment or service, may be exercised by the Grantee within such period of time as is determined by the Committee and specified in the Award Agreement (but no later than the stated expiration date of the SAR).
(d)   Retirement.   Except as otherwise provided by the Committee in the grant of a SAR, if a Grantee ceases to be an Employee or Director as a result of retirement, the SAR, to the extent unexercised and exercisable on the date of his or her retirement, may be exercised by the Grantee at any time prior to the expiration of three (3) months after the date on which he or she ceases to be an Employee or Director (but no later than the stated expiration date of the SAR). An Employee or Director shall be regarded as retired if he terminates employment or service after his or her sixty-fifth (65th) birthday.
(e)   Disability.   Except as otherwise provided by the Committee in the grant of a SAR, if the Grantee’s employment or service with the Corporation is terminated because of the Disability of the Grantee, the SAR, to the extent unexercised and exercisable on the date on which the Grantee’s employment or service terminated, may be exercised by the Grantee (or the Grantee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s service terminated, but in any event not later than the stated expiration date of the SAR.
(f)   Death.   Except as otherwise provided by the Committee in the grant of a SAR, if the Grantee’s employment or service with the Corporation is terminated because of the death of the Grantee, the SAR, to the extent unexercised and exercisable on the date on which the Grantee’s employment or service terminated, may be exercised by the Grantee’s legal representative or other person who acquired the right to exercise the SAR by reason of the Grantee’s death at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s employment or service terminated, but in any event no later than the stated expiration date of the SAR.
(g)   Termination After Transfer of Control.   Except as otherwise provided by the Committee in the grant of a SAR, if the Grantee’s employment or service with the Corporation terminates by reason of Termination After Transfer of Control (as defined in Section 6.8 hereof), (i) the SAR may be exercised by the Grantee at any time prior to the expiration of three (3) months from the date on which the Grantee’s employment or service terminated, but in any event no later than the stated expiration date of the SAR, and (ii) notwithstanding any other provision of the Award Agreement or this Plan to the contrary, the Grantee shall be deemed to have vested one hundred percent (100%) as of the date of such Termination After Transfer of Control.
8.   Stock Grants.   Each Stock Grant granted to an Employee or Director shall be evidenced by an Award Agreement that shall set forth, as determined by the Committee in its sole discretion, the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related shares of Stock will be forfeited. If the Grantee’s employment or service with the Corporation terminates by reason of Termination After Transfer of Control (as defined in Section 6.8 hereof), the Stock Grant shall be deemed to have vested one hundred percent (100%) as of the date of such Transfer After Termination of Control.
8.1   Authorization to Grant Stock Grants.   Subject to the terms and conditions of the Plan, the Committee may grant Stock Grants to Employees or Directors from time to time. Each Stock Grant shall be evidenced by an Award Agreement that shall set forth the conditions, if any, which will need to be timely satisfied before the Stock Grant will be effective and the conditions, if any, under which the Grantee’s interest in the related shares of Stock will be forfeited. No more than five hundred thousand (500,000) shares of Stock may be granted pursuant to Stock Grants to an individual Grantee in any calendar year.
8.2   Code Section 162(m) Provisions.
(a)   Notwithstanding any other provision of the Plan, if the Compensation Committee of the Board (the “Compensation Committee”) determines at the time a Stock Grant is granted to a Grantee that such Grantee is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Stock Grant, a “covered employee” within the meaning of Section 162(m)(3) of the Code, and to the extent the Compensation Committee considers it desirable for compensation delivered pursuant to such Stock Grant to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, then the Compensation Committee may provide that this Section 8(b) is applicable to such Stock Grant under such terms as the Compensation Committee shall determine.
(b)   If a Stock Grant is subject to this Section 8(b), then the lapsing of restrictions thereon and the distribution of shares of Stock pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, objective performance targets. The Compensation Committee shall determine the performance targets that will be applied with respect to each Stock Grant subject to this Section 8(b) at the time of grant, but in no event later than ninety (90) days after the commencement of the period of service to which the performance target(s) relate. Performance targets may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Grantee is employed. Performance may be measured on an absolute or relative basis. The performance criteria applicable to Stock Grants subject to this Section 8(b) will be one or more of the following criteria: (A) stock price; (B) market share; (C) sales; (D) earnings per share, core earnings per share or variations thereof; (E) return on equity; (F) costs; (G) revenue; (H) cash to cash cycle; (I) days payables outstanding; (J) days of supply; (K) days sales outstanding; (L) cash flow; (M) operating income; (N) profit after tax; (O) profit before tax; (P) return on assets; (Q) return on sales; (R) inventory turns; (S) invested capital; (T) net operating profit after tax; (U) return on invested capital; (V) total shareholder return; (W) earnings; (X) return on equity or average shareowners’ equity; (Y) total shareowner return; (Z) return on capital; (AA) return on investment; (BB) income or net income; (CC) operating income or net operating income; (DD) operating profit or net operating profit; (EE) operating margin; (FF) return on operating revenue; (GG) contract awards or backlog; (HH) overhead or other expense reduction; (II) growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; (JJ) credit rating; (KK) strategic plan development and implementation; (LL) net cash provided by operating activities; (MM) gross margin; (NN) economic value added; (OO) customer satisfaction; (PP) financial return ratios; and/or (QQ) market performance.
(c)   Notwithstanding any contrary provision of the Plan, the Compensation Committee may not increase the number of shares granted pursuant to any Stock Grant subject to this Section 8(b), nor may it waive the achievement of any performance target established pursuant to this Section 8(b). The Compensation Committee may adjust performance targets and the related level of achievement if, in the sole judgment of the Compensation Committee, extraordinary events or transactions have occurred after the date of grant that are unrelated to the performance of the Grantee and result in distortion of the performance targets or the related level of achievement.
(d)   Prior to the payment of any Stock Grant subject to this Section 8(b), the Compensation Committee shall certify in writing that the performance target(s) applicable to such Stock Grant was met.
(e)   The Compensation Committee shall have the power to impose such other restrictions on Stock Grants subject to this Section 8(b) as it may deem necessary or appropriate to ensure that such Stock Grants satisfy all requirements for “performance-based compensation” within the meaning of Code section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto.
9.   Indemnification.   In addition to such other rights of indemnification as they may have as members of the Board or a committee thereof or as officers or employees of the Corporation, members of the Board, the Committee and any officers or employees of the Corporation to whom authority to act for the Board or Committee is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, Award, or any right granted hereunder, and against all amounts in settlement thereof  (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same. Without limiting the generality of the foregoing, the Corporation shall pay the expenses (including reasonable attorneys’ fees) of defending any such claim, action, suit or proceeds in advance of its final disposition, upon receipt of such person’s written agreement to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Section 9.
10.   Termination or Amendment of Plan.   The Committee, without further approval of the stockholders of the Corporation, may terminate or amend this Plan at any time in any respect as the Committee deems advisable, subject to any required shareholder or regulatory approval and to any conditions established by the terms of such amendment. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award or any unexercised portion thereof without the consent of the Grantee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.
11.   Dissolution of Corporation.   Upon the dissolution of the Corporation, the Plan shall terminate and any and all Awards previously granted hereunder shall lapse on the date of such dissolution.
12.   Rights as Stockholders.   No Grantee, nor any beneficiary or other person claiming through an Grantee, shall have any interest in any shares of Stock allocated for the purposes of the Plan or that are subject to an Award until such shares of Stock shall have been issued to the Grantee or such beneficiary or other person. Furthermore, the existence of the Awards shall not affect the right or power of the Corporation or its stockholders to make adjustments, or to effect any recapitalization, reorganization, or other changes in the Corporation’s capital structure or its business; to issue bonds, debentures, preferred or prior preference stocks affecting the Stock of the Corporation or the rights thereof; to dissolve the Corporation or sell or transfer any part of its assets or business; or to do any other corporate act, whether of a similar character or otherwise.
13.   Application of Funds.   The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under this Plan will be used for general corporate purposes.
14.   Choice of Law.   The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all person having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the internal laws of the State of Florida. Without limiting the generality of the foregoing, the period within which any action in connection with Plan must be commenced shall be governed by the internal laws of the State of Florida without regard to the place where the act or omission complained of took place or the resident of any party to such action. Any action in connection with the Plan must be brought in the State of Florida, County of Hillsborough.
15.   Number and Gender.   Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

16.   Shareholder Approval.   The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 4.1 hereof  (the “Maximum Shares”) shall be approved by the stockholders of the Corporation within twelve (12) months of the date of adoption thereof by the Board. Awards granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the stockholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

APPENDIX A
BROWN & BROWN, INC.
UK STOCK PERFORMANCE PLAN
Brown & Brown, Inc., a corporation organized under the laws of the State of Florida, establishes, as a sub-plan of the Brown & Brown, Inc. 2010 Stock Incentive Plan, this UK Stock Performance Plan for the purposes of attracting and retaining Key Employees in the UK, providing an incentive for Key Employees in the UK to achieve long-range performance goals, and enabling Key Employees in the UK to share in the successful performance of the stock of Brown & Brown, Inc., as measured against pre-established performance goals.
ARTICLE I — DEFINITIONS AND INTERPRETATION
1.01   Award means a conditional right to acquire Stock granted pursuant to Article VI of this Plan under which the Key Employee shall not have any beneficial interest in that Stock until such time as the Award is Released to the Key Employee pursuant to Section 6.06 of this Plan.
1.02   Award Certificate means a certificate confirming an Award made to a Key Employee under this Plan.
1.03   Award Effective Date means the date on which an Award to a Key Employee becomes effective. An Award shall be effective (i) as of the date set by the Committee when the Award is granted or, (ii) if the Award is made subject to one, or more than one, condition under Section 6.03 of this Plan, as of the date that such condition or conditions are satisfied.
1.04   Award Release Date means the date on which Vested Stock is Released to the Key Employee.
1.05   Board means the Board of Directors of Brown & Brown, Inc.
1.06   Bonus means a cash amount in sterling equal to the aggregate of the dividends that would have been declared during the period between the Award Effective Date and the Award Release Date and payable to the Key Employee in respect of the Stock Released to the Key Employee pursuant to the relevant Award had that Stock been Released to the Key Employee on the Award Effective Date rather than the Award Release Date. Where such dividends would have been paid in US dollars the Committee shall convert such amounts into a sterling amount by reference to the exchange rate on the Award Release Date, such rate on that date to be determined by the Committee in its sole and absolute discretion.
1.07   Change in Control means (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person not previously possessing such power, acting alone or in conjunction with others, whether through ownership of Stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote twenty percent or more of the outstanding Stock by a person or persons. For purposes of this Section 1.07, the term “person” means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government. Also for purposes of this Section 1.07, customary agreements with or among underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded.
1.08   Code means the Internal Revenue Code of 1986, as amended.
1.09   Committee means the Compensation Committee of the Board or, if the Compensation Committee at any time has less than three members, a committee that shall have at least three members, each of whom shall be appointed by and shall serve at the pleasure of the Board.
1.10   Company means Brown & Brown, Inc., a corporation organized under the laws of the State of Florida.
1.11   Disability means a physical or mental condition of a Key Employee resulting from bodily injury, disease or mental disorder that renders him or her incapable of engaging in any occupation or employment for wage or profit. Disability does not include any physical or mental condition resulting from the Key Employee’s engagement in a felonious act, self-infliction of an injury, or performance of military service. Disability of a Key Employee shall be determined by a properly qualified doctor selected by the Committee in its sole and absolute discretion.
1.12   Grant Date means the date on which the Award is granted, subject to the discretion of the Committee to determine that the Grant Date of an Award granted to an Original Employee in 2010 shall be April 30, 2008.
1.13   Group Company means the Company and any subsidiary of the Company (as defined in section 1159 of the Companies Act 2006).

1.14   Key Employee means a full time, salaried employee (including an executive director) of a Group Company who, in the judgment of the Committee acting in its sole and absolute discretion, is a key to the successful operation of the Company.
1.15   Original Employee means a Key Employee who was employed by a Group Company as of April 30, 2008.
1.16   Ownership Change Event means the occurrence of any of the following with respect to the Company:
(a)   the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock or beneficial ownership of the Company;
(b)   a merger or consolidation in which the Company is a party; or
(c)   the sale, exchange, or transfer of all or substantially all of the assets of the Company.
1.17   Plan means this UK Stock Performance Plan.
1.18   Proportionate Number means the result of A x (B÷15) where A is the aggregate number of shares of Stock in respect of which the Award has become effective and B is the number of Years of Vesting Service for a Group Company which have been completed by the Key Employee.
1.19   Release means the issue or transfer of Vested Stock to the Key Employee pursuant to Section 6.06 and “Released” shall be construed accordingly.
1.20   Stock means the common stock, $0.10 par value, of the Company.
1.21   Tax means all forms of taxation, charge, duty, withholding or deduction in the nature of tax (including without limitation primary Class 1 national insurance contributions and, if so determined by the Committee, secondary Class 1 national insurance contributions) whatsoever and whenever created, enacted or imposed and whether of the United Kingdom or elsewhere and any amount whatever payable to any Tax Authority as a result of any enactment relating to tax together with all related fines, penalties, interest and surcharges.
1.22   Tax Authority means any statutory or governmental authority or body (whether of the United Kingdom or elsewhere) involved in the collection or administration of Tax.
1.23   Tax Liability means the liability of a Group Company or the trustee or trustees of any relevant employee share ownership trust to account for any amount of Tax in relation to the Vesting or Release of an Award.
1.24   Transfer of Control means an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporation which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
1.25   Vest means the Key Employee becoming entitled to have the Vested Stock Released to him or her and “Vesting” and “Vested” shall be construed accordingly.
1.26   Vested Stock means those shares of Stock in respect of which an Award has Vested.
1.27   Year of Vesting Service means, with respect to each Award, a twelve consecutive month period measured from the Grant Date of the Award and each successive twelve consecutive month period measured from each anniversary of such Grant Date for that Award.
Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-extended.
ARTICLE II — ELIGIBILITY
Only Key Employees shall be eligible to receive Awards under this Plan. The Committee, in its sole and absolute discretion, shall determine the Key Employees to whom Awards shall be granted. A member of the Committee is not eligible to be granted an Award during the period he or she serves on the Committee.

ARTICLE III — STOCK AVAILABLE FOR AWARDS
The Company shall reserve 5,953,543 shares of Stock for use under this Plan. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Furthermore, any shares of Stock that are subject to an Award which is forfeited under Section 6.02, 6.03 or 6.04 of this Plan shall again become available for use under this Plan.
ARTICLE IV — EFFECTIVE DATE
This Plan shall be effective on the date it is adopted by the Board, subject to the approval of the shareholders of the Company within twelve months after the date of adoption of this Plan by the Board. Any Award granted under this Plan before the date of such shareholder approval shall be awarded expressly subject to such approval.
ARTICLE V — ADMINISTRATION
This Plan shall be administered by the Committee. The Committee, acting in its sole and absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. Furthermore, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company with respect to each affected Key Employee and each other person directly or indirectly affected by such action. Nothing in this Article V shall affect or impair the Board’s power to take the actions reserved to it in this Plan.
ARTICLE VI — STOCK AWARDS
6.01   Committee Action.   The Committee shall have the right to grant Awards to Key Employees under this Plan. Each Award shall be evidenced by an Award Certificate, and each Award Certificate shall set forth the Grant Date of the Award, the conditions under which the Award will become effective and the conditions under which the Award shall Vest.
6.02   No Transfer of Awards.   An Award granted to a Key Employee shall not be transferred, assigned, pledged, charged or otherwise disposed of by the Key Employee (except on his or her death to his or her personal representatives) and shall immediately be forfeited if the Key Employee purports to so transfer, assign, pledge, charge or otherwise dispose of the Award or if the Key Employee is declared bankrupt, or enters into any arrangement with his or her creditors under any formal insolvency procedure.
6.03   Conditions for Awards.   The Committee shall make Awards to Key Employees effective only upon the satisfaction of one, or more than one, objective performance targets. The Committee shall determine the performance targets which will be applied with respect to each grant of an Award at the time of grant of such Award, but in no event later than ninety (90) days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Awards will be one or more of the following criteria:
(a)   Stock price;
(b)   average annual growth in earnings per share;
(c)   increase in shareholder value;
(d)   earnings per share;
(e)   net income;
(f)   return on assets;
(g)   return on shareholders’ equity;
(h)   increase in cash flow;
(i)   operating profit or operating margins;
(j)   revenue growth of the Company; and
(k)   operating expenses.
For the avoidance of doubt, the Committee shall have the discretion to determine the performance targets applicable to an Award granted to an Original Employee in 2010 as if the Award had been granted on April 30, 2008.

The related Award Certificate shall set forth each such target and the deadline for satisfying each such target. Where a target is satisfied the Committee shall certify in writing that such target has been satisfied. The shares of Stock underlying an Award shall be unavailable under Article III of this Plan as of the date on which such Award is granted. If an Award fails to become effective under this Section 6.03, the underlying shares of Stock subject to such Award shall again become available under Article III of this Plan as of the date of such failure to become effective. An Award or Awards may not be granted to a Key Employee in any calendar year over more than 500,000 shares of Stock in aggregate provided that the relevant limit in respect of an Award or Awards granted to an Original Employee in 2010 shall be [40,000] shares of Stock in aggregate.
6.04   Conditions for Vesting of Awards.   Subject to the provisions of Article IX and Article XII of this Plan, an Award which has become effective upon the satisfaction of any conditions for the grant specified by the Committee pursuant to Section 6.03 shall Vest upon the Key Employee’s completion of fifteen Years of Vesting Service for a Group Company. Subject to the provisions of Article IX of this Plan, if the Key Employee’s employment with a Group Company terminates to the effect that he or she is no longer employed by any Group Company before his or her completion of fifteen Years of Vesting Service for a Group Company, the Key Employee’s Award shall be forfeited unless:
(a)   the Key Employee’s employment with the Group Company terminates on or after the Award Effective Date in circumstances where the Committee is satisfied that the Key Employee has no intention of taking paid employment elsewhere at any time in the future in which case, subject to the provisions of Article XII of this Plan, the Award shall Vest on the date of termination in respect of the Proportionate Number of shares of Stock and shall be forfeited in respect of the remaining shares of Stock subject to the Award;
(b)   the Key Employee’s employment with the Group Company terminates as a result of his or her death or Disability in which case, subject to the provisions of Article XII of this Plan, the Award shall Vest in full on the date of termination; or
(c)   the Committee, in its sole and absolute discretion, waives the conditions described in this Section 6.04 in which case, subject to the provisions of Article XII of this Plan, the Award shall Vest in accordance with the Committee’s determination in its sole and absolute discretion.
6.05   Dividends and Voting Rights.   For the avoidance of doubt, a Key Employee shall not be entitled to receive dividends declared or paid, or to exercise voting rights or any other right, in relation to Stock subject to an Award in respect of any period prior to the Release of the Stock to the Key Employee.
6.06   Release of Stock.   On or as soon as reasonably practicable after an Award has Vested the Company will issue, transfer or procure the transfer to the Key Employee the relevant number of shares of Stock in respect of which the Award has Vested. The certificate representing shares of Stock Released pursuant to the Award shall be transferred to the Key Employee as soon as practicable after the Award Release Date. For the avoidance of doubt, the Key Employee shall have no entitlement in relation to rights attaching to the shares of Stock until the shares have been issued or transferred to the Key Employee pursuant to this Section 6.06.
6.07   Cash Bonus Representing Dividends.   Within 30 days of the Release of an Award the Company or another Group Company shall pay the Bonus to the relevant Key Employee, subject to deduction of any applicable Tax (which, for the avoidance of doubt, shall not include secondary Class 1 national insurance contributions for this purpose).
ARTICLE VII — SECURITIES REGISTRATION
Each Award Certificate shall provide that, upon the receipt of shares of Stock pursuant to the Release of an Award, the Key Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Key Employee satisfactory to the Company to that effect. With respect to Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the Securities Act of 1933 or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee. Notwithstanding the foregoing, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.
ARTICLE VIII — ADJUSTMENT
The Board, in its sole and absolute discretion, may, but shall not be required to, adjust the number of shares of Stock reserved under Article III of this Plan, the annual grant limit set forth in Section 6.03 of this Plan (to the extent permitted by the rules relating to the qualified performance-based compensation exemption from the limit on tax deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)), and shares of

Performance Stock theretofore granted in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as Stock dividends or Stock splits. If any adjustment under this Article VIII would create a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved or granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Article VIII by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of shares reserved under Article III within the meaning of Article X(a) of this Plan.
ARTICLE IX — TERMINATION AFTER TRANSFER OF CONTROL
9.01   Termination After Transfer of Control.   If the Key Employee’s employment with the Group Company terminates by reason of Termination After Transfer of Control (as defined in Section 9.02) then, subject to the provisions of Article XII of this Plan, the Award shall Vest in full on the date on the date of such Termination After Transfer of Control.
9.02   Definitions.
(a)   “Termination After Transfer of Control” shall mean either of the following events occurring after a Transfer of Control:
(i)   termination by a Group Company of the Key Employee’s employment with the Group Company, within twelve (12) months following a Transfer of Control, for any reason other than Termination for Cause (as defined below); or
(ii)   upon the Key Employee’s Constructive Termination (as defined below), the Key Employee’s resignation from employment with a Group Company within twelve (12) months following the Transfer of Control.
Notwithstanding any provision herein to the contrary, Termination After Transfer of Control shall not include any termination of the Key Employee’s employment with a Group Company which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Key Employee’s death or Disability; (iii) is a result of the Key Employee’s voluntary termination of employment other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Transfer of Control.
(b)   “Termination for Cause” shall mean termination by a Group Company of the Key Employee’s employment with the Group Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Group Company records; (ii) improper use or disclosure of a Group Company’s confidential or proprietary information; (iii) the Key Employee’s failure or inability to perform any reasonable assigned duties after written notice from a Group Company of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Key Employee of any employment agreement between the Key Employee and a Group Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Key Employee’s conviction of any criminal act which, in the Group Company’s sole discretion, impairs the Key Employee’s ability to perform his or her duties with the Group Company. Termination for Cause pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Committee.
(c)   “Constructive Termination” shall mean any one or more of the following:
(i)   without the Key Employee’s express written consent, the assignment to the Key Employee of any duties, or any limitation of the Key Employee’s responsibilities, substantially inconsistent with the Key Employee’s positions, duties, responsibilities and status with the relevant Group Company immediately prior to the date of a Transfer of Control;
(ii)   without the Key Employee’s express written consent, the relocation of the principal place of the Key Employee’s employment to a location that is more than fifty (50) miles from the Key Employee’s principal place of employment immediately prior to the date of a Transfer of Control, or the imposition of travel requirements substantially more demanding of the Key Employee than such travel requirements existing immediately prior to the date of a Transfer of Control;
(iii)   any failure by the relevant Group Company to pay, or any material reduction by the relevant Group Company of, (A) the Key Employee’s base salary in effect immediately prior to the date of the Transfer of Control (unless reductions comparable in amount an duration are concurrently made for all other employees of the relevant Group Company with responsibilities, organizational level and title comparable to the Key Employee’s), or (B) the Key Employee’s bonus compensation, if any, in effect immediately prior to the date of the Transfer of Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Key Employee); or
(iv)   any failure by the relevant Group Company to (A) continue to provide the Key Employee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the relevant Group Company then held by the Key Employee, in any benefit or compensation plans and programs, including, but not limited to, the relevant Group Company’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Key Employee was participating immediately prior to the date of the Transfer of Control, or their equivalent, or (B) provide the Key Employee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the relevant Group Company then held by the Key Employee.
ARTICLE X — AMENDMENT OR TERMINATION
This Plan may be amended by the Board from time to time to the extent that the Board in its sole and absolute discretion deems necessary or appropriate. Notwithstanding the foregoing, no amendment of this Plan shall be made absent the approval of the shareholders of the Company if the effect of the amendment is:
(a)   to increase the number of shares of Stock reserved under Article III of this Plan;
(b)   to change the class of employees of the Company eligible for Awards or to otherwise materially modify the requirements as to eligibility for participation in this Plan; or
(c)   to modify the material terms of this Plan that must be approved by shareholders of the Company under the rules relating to the qualified performance-based compensation exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code.
The Board in its sole and absolute discretion may suspend the granting of Awards under this Plan at any time and may terminate this Plan at any time. Notwithstanding the foregoing, the Board shall not have the right to modify, amend or cancel any subsisting Award granted before such suspension or termination unless the Key Employee to whom the Award was granted consents in writing to such modification, amendment or cancellation, or there is a dissolution or liquidation of the Company or a transaction described in Article VIII or IX of this Plan.
ARTICLE XI — TERM OF PLAN
No Awards will be granted under this Plan on or after the earlier of:
(a)   the twentieth anniversary of the effective date of this Plan, as determined under Article IV of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Awards granted under this Plan have been forfeited or have Vested and any Vested Stock has been Released; or
(b)   the date on which all of the Stock reserved under Article III of this Plan has, as a result of the Release of Awards, been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.
ARTICLE XII — MISCELLANEOUS
12.01   Costs of the Plan.   The cost of establishing and operating the Plan shall be borne by the Company but may be recharged to the relevant Group Companies on such arm’s length basis as is considered appropriate from time to time.
12.02   No Contract of Employment.   Participation in the Plan is a matter separate from any contract of employment or other agreement and any benefit conferred by the Plan shall not be counted for pension or any other purpose. The rights and obligations of any individual under the terms of his office or employment with any Group Company will not be affected by his participation in the Plan and the Plan does not form part of any contract of employment between any individual and any Group Company. A Key Employee shall have no entitlement by way of compensation or damages resulting from the termination of the office or employment (for any reason and whether lawful or not) by virtue of which he is or may be eligible to participate in the Plan or for the loss or reduction of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether the compensation is claimed for wrongful dismissal or otherwise.
12.03   Withholding.   No Award shall Vest unless the following conditions have been satisfied:
(a)   if the Vesting or Release of the Award would result in a Tax Liability then the Key Employee must have entered into arrangements satisfactory to the Committee to ensure that the relevant Group Company will receive the amount of such Tax Liability (including but not limited to the Key Employee authorizing the Group Company (or other person) upon the Release of the Award to sell or procure the sale of a sufficient number of Vested Stock subject to the Award to ensure that an appropriate sum is raised in order to discharge any Tax Liability); and
(b)   where the Committee determines that an election should be made pursuant to Section 431 of the Income Tax (Earnings and Pensions) Act 2003 in respect of the shares of Stock Released to the Key Employee, such election has been made or the Committee is satisfied that such election will be made within the applicable time limit.

12.04   Governing Law.   The provisions of this Plan and any Award shall be governed by and interpreted in accordance with the laws of England and Wales and any Group Company and Key Employees shall submit to the exclusive jurisdiction of the Courts of England and Wales.

Appendix B
BROWN & BROWN, INC.
1990 EMPLOYEE STOCK PURCHASE PLAN
The Brown & Brown, Inc. 1990 Employee Stock Purchase Plan (hereafter referred to as the “Plan”) was originally adopted the 24th day of January, 1990, by Brown & Brown, Inc. (formerly Poe & Brown, Inc. and Poe & Associates, Inc.), a Florida corporation. This amended and restated Plan document reflects amendments to the Plan after the original adoption date and sets forth the terms and conditions of the Plan as of July 1, 2013:
1.   Definitions.   Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:
(a)   “Alternate Offering Price” means 85% of the Fair Market Value of the Shares as of the last business day of the Purchase Period;
(b)   “Board” shall mean the Board of Directors of Brown;
(c)   “Brown” shall mean Brown & Brown, Inc. (formerly Poe & Brown, Inc. and Poe & Associates, Inc.);
(d)   “Code” shall mean the Internal Revenue Code of 1986, as amended;
(e)   “Committee” means the Employee Stock Purchase Plan Committee described in Article 4 hereof, as such Committee shall exist from time to time;
(f)   “Compensation” means an Employee’s basic gross annual salary (including commissions, but excluding overtime pay, premium pay, profit participation distributions, or approved expenses) and bonuses as of a date specified by the Committee, projected on an annual basis;
(g)   “Corporation” means Brown & Brown, Inc. (formerly Poe & Brown, Inc. and Poe & Associates, Inc.) and each and all of any present and future subsidiaries;
(h)   “Effective Date” means the 10th business day of the first calendar month immediately following the Offering Period;
(i)   “Employee” shall be an employee of the Corporation;
(j)   “Fair Market Value” during such time as the Shares are not traded in any securities market shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the Fair Market Value per share shall be the mean between dealer “bid” and “ask” prices in the securities market in which it is traded, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or on the National Market System of the National Association of Securities Dealers Automated Quotations System (“NASDAQ/NMS”), such Fair Market Value shall be deemed to be the closing price on such stock exchange or on NASDAQ/NMS, or if no sale of any Shares shall have been made on a valuation date, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion in fixing Fair Market Value and shall be fully protected in doing so;
(k)   “Initial Offering Price” means 85% of the Fair Market Value of the Shares on the Effective Date;
(l)   “Offering Period” means the calendar month specified by the Committee pursuant to Article 5 hereof;
(m)   “Payroll Deduction Authorization Form” means the form specified from time to time by the Corporation whereby eligible Employees elect to participate in an offering under the Plan and to subscribe for a maximum number of shares of Common Stock;
(n)   “Purchase Period” means the period of 12 successive calendar months beginning on the first day of the calendar month immediately following the Effective Date;
(o)   “Shares” shall mean Brown & Brown, Inc.’s common stock, par value $.10 per share, or other securities resulting from an adjustment under Article 21 of this Plan;
(p)   “Subsidiary” shall mean any corporation that meets the definition of  “Subsidiary Corporation” contained in Section 425(f) of the Code.

2.   Purpose.   The purpose of this Plan is to advance the interests of the Corporation and its stockholders, by facilitating the acquisition and ownership of Shares of Brown, upon the terms herein set forth, by Employees of the Corporation in order that their proprietary interest in the Corporation’s continued success and their continuance as Employees of the Corporation may be encouraged.
3.   Shares Offered.   The total number of Shares available under the Plan shall be 6,000,000 Shares, which Shares may be either authorized but unissued or reacquired Shares. If any subscription or portion thereof shall expire, lapse, or terminate for any reason without the rights under such subscription have been exercised in full, the unpurchased Shares covered thereby shall be added to the Shares otherwise available for offerings under the Plan.
4.   Administration.   The Plan shall be administered by an Employee Stock Purchase Plan Committee, which shall consist of three persons appointed from time to time by the Board, at least one of whom shall be a member of the Board. No member of the Board or the Committee shall be liable for any action, omission to act, or determination made in good faith. Subject to the express provisions of the Plan, the Committee shall have authority to make rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and to shall be the sole and final judgment of such expediency. Any determination of the Committee concerning the matters referred to in this Article or the construction or interpretation by the Committee of any provision of the Plan shall be conclusive unless otherwise determined by the Board.
The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee, acting at any meeting in which a quorum is present, or acts reduced to or approved in writing by a majority of the entire Committee, shall be the valid acts of the Committee.
5.   Offerings.   Once during each successive period of twelve calendar months, commencing on the first day of the Offering Period specified by the Committee for the first such offering, the Corporation may make offerings to eligible Employees to purchase Shares under the Plan. With respect to each such offering, the Committee shall specify the Offering Period and the maximum number of Shares that may be purchased under the offering by all eligible Employees.
6.   Eligibility.   Any person who is employed by the Corporation, other than (a) Employees whose customary employment is 20 hours or less per week and (b) Employees whose customary employment is for not more than five months in any calendar year, shall be eligible to participate in the Plan beginning on the first day of the month following that person’s completion of 30 days employment with the Corporation. Notwithstanding the 30-day employment requirement specified above, the Committee, in its sole discretion, may waive this requirement in the case of any Employee of subsidiaries acquired or organized by the Corporation. The word “Employees” shall includes officers but not persons who are solely directors.
Notwithstanding anything herein to the contrary, no Employee shall be permitted to subscribe for any Shares under the Plan if such Employee immediately after such subscription, owns Shares (including all Shares that may be purchased under outstanding subscriptions under the Plan or outstanding options under any stock option plan of the Corporation) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent. For purposes of determining ownership percentage, the attribution rules of Section 425(d) of the Code shall apply. No Employee shall be allowed to subscribe for any Shares under the Plan to the extent that such subscription would permit his rights to purchase Shares under all stock purchase plans of the Corporation and its subsidiary corporations to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate that exceeds $25,000 (or such amounts as may be specified from time to time in Section 423(b)(8) of the Code) of fair market value of such Shares (determined on the Effective Date) for each calendar year in which such subscription is outstanding at any time.
7.   Participation.   An eligible Employee may subscribe to purchase Shares by completing and mailing or delivering a Payroll Deduction Authorization Form to the Corporation during the Offering Period (or, in the case of new employees, within 30 days after their hire date), and authorizing in such form payroll deductions of even dollar amounts not less than $2.00 per pay period, and not exceeding 10% of his Compensation (pro-rated, based on date of eligibility). The execution and delivery of such form by an eligible Employee shall be deemed to be a subscription to purchase a number of whole and fractional Shares (subject to Articles 12 and 23) determined by dividing the aggregate annual payroll deductions authorized in such form by the Initial Offering Price. Rights under the subscription shall be exercisable in the manner and to the extent hereinafter provided and to the extent not so exercised shall lapse as of the last day of the Purchase Period.
8.   Effective Date and Purchase Period.   All valid subscriptions completed and received by the Corporation within the appropriate time frame (and, in the discretion of the Committee, those subscriptions completed during the Offering Period and received by the Corporation prior to the Effective Date) will be deemed accepted on the Effective Date, subject to any allocation of Shares pursuant to Section 23. On the Effective Date, each Employee who has completed and delivered a valid subscription shall be deemed to have received an option to purchase a maximum number of Shares equal to the number of whole and fractional Shares for which such Employee subscribed, subject to allotment as provided in Article 23. Notwithstanding the possibility that the Alternate Offering Price may be lower than the Initial Offering Price, in no event may an Employee purchase a greater number of Shares than the number determined pursuant to Article 7. Subscriptions for Shares shall be payable in equal installments during the Purchase Period.
9.   Method of Payment.   Payment shall be made by payroll deductions of approximately equal amounts for each Employee’s pay period, which shall aggregate the purchase price of the Shares subject to subscription, based on the Initial Offering Price. However, if it is not practicable to make such calculation at the commencement of the Purchase Period, the Committee may select another basis for determining the rate of deductions during the Purchase Period.
10.   Deductions Changes and Cancellation.   An Employee may at any time decrease his payroll deduction and his subscription by filing a new Payroll Deduction Authorization Form. An Employee may also cancel future payroll deductions (without affecting the balance in his account at the time of such cancellation) by written notice to the Corporation. Any such change or cancellation will become effective as soon as practicable after receipt of the form or appropriate notice. A payroll deduction may be reduced only once during any Purchase Period and an Employee who cancels future payroll deductions may not again authorize payroll deductions during the Purchase Period in which such cancellation becomes effective. An Employee may not increase his payroll deduction at any time during the Purchase Period.
11.   Accumulated Deductions and Interest.   The Corporation will accumulate and hold for each participating Employee’s account the amounts paid by him. No interest will be paid or allowed on any money paid by the participating Employees under any circumstances.
12.   Withdrawal of Funds.   The Corporation will maintain a separate payroll deduction account for each participating Employee. An Employee may at any time during the Purchase Period and for any reason permanently withdraw any full balance accumulated in his account that has not been applied toward the purchase of the Shares subject to his subscription, and thereby withdraw from participation in an offering. Any such withdrawal shall be effected by written notice to the Corporation. A withdrawing Employee may not thereafter participate in that offering, but shall, if he is otherwise eligible, be permitted to participate in any future offering under the Plan. Partial withdrawals will not be permitted.
13.   Purchase Price and Purchase of Shares.   Subject to Article 14, the purchase price for Shares under any offering will be the lesser of  (a) the Initial Offering Price, or (b) the Alternate Offering Price. In no event, however, shall the purchase price be less than the par value per share on the last day of the Purchase Period.
On the last business day of the Purchase Period, the Alternate Offering Price shall be ascertained and the account of each participating Employee shall be totaled. Shares subject to a subscription may be purchased only with funds accumulated, pursuant to the provisions of this Plan, in a participating Employee’s account. The amount in the participating Employee’s account shall be applied to the purchase of the number of whole and fractional Shares determined by dividing such amount by the lower of the Initial Offering Price or the Alternate Offering Price, and the Employee shall be deemed to have exercised his option to purchase such Shares (up to the number of Shares subject to his subscription) at such lower price. His account shall be charged for the amount of the purchase price, a certificate, representing the aggregate number of whole and fractional Shares purchased, shall be issued to him as of such date, and delivered to him as promptly as practicable thereafter.
Unless the Committee otherwise determines, any original issue stamp taxes will be paid by deductions from an Employee’s account or in cash by the Employee.
14.   Prepayment of Subscription.   Each participating Employee shall have the right, at any time after the third calendar month in the Purchase Period, to prepay the purchase price; provided that such prepayment shall be based upon the Initial Offering Price and no refunds shall be made. Partial prepayments will not be permitted.
15.   Interruption of Employment and Leaves of Absence.   In the event an Employee’s employment is temporarily interrupted because of military or sick leave or other bona fide leave of absence approved by the Committee, the Employee may elect to continue to participate in the Plan by failing to withdraw as provided in Article 12. No payroll deductions or other contributions need be made during the period of such interruption but the Employee may, prior to the last business day of the Purchase Period, pay to the Corporation directly for credit to his account, and not by way of payroll deduction, the aggregate amount that would have been deducted pursuant to such Employee’s Payroll Deduction Authorization Form had his employment not been interrupted. Such payment may be made in a lump sum or in installments terminating before the last business day of the Purchase Period, as the Committee shall determine. Failure to make or arrange for such payment in full before the last business day of the Purchase Period shall not cause the subscription to be cancelled with respect to the amount accumulated in the Employee’s account. Notwithstanding the foregoing, the provisions of this Article shall apply only if an interruption of employment does not exceed 90 days or, if it does exceed 90 days, if the Employee’s right to reemployment after such interruption is guaranteed by either statute or contract. Otherwise, any interruption of employment shall be deemed a termination and shall be governed by Article 18 hereof.
16.   Registration of Certificates.   Certificates representing Shares purchased under this Plan may be registered in the name of the Employee, or, if he so indicates on his Payroll Deduction Authorization Form, in his name and another jointly with the right of survivorship.
17.   Rights as a Stockholder.   None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares subject to this Plan until the date as of which certificates representing such Shares are issued.
18.   Rights on Retirement, Death or Termination of Employment.   In the event of a participating Employee’s retirement, death or termination of employment, no payroll deduction shall be taken from any compensation due and owing to him at such time. The amount in the Employee’s account shall be refunded to the Employee or, in the event of his death, the person or persons to whom his right under the subscription passes by will or the laws of descent and distribution (including his estate during the period of administration). An Employee of a Corporation that ceases to be a subsidiary shall be deemed to have terminated his employment for purposes of this Article as of the date such Corporation ceases to be a subsidiary unless as of such date, the Employee shall become an Employee of the Corporation or any subsidiary then included in the Plan.
19.   Rights Not Transferable.   Except as provided in Article 18, no participating Employee shall have any right to sell, assign, transfer, pledge or otherwise dispose of or encumber either his right to participate in the Plan or his interest in the fund accumulated for his benefit, and such right and interest shall not be liable for or subject to the debts, contracts or liabilities of such Employee. If any such action is taken by the Employee, or if any claim is asserted by another party with respect to such right and interest, such action or claim will be treated as notice of withdrawal, and except as may otherwise be required by law, refund will be made to such Employee as provided in Article 11.
20.   Application of Funds.   The proceeds received by the Corporation from the sale of Shares pursuant to this Plan will be used for general corporate purposes. The Corporation shall not be required to segregate accumulated payroll deductions under the Plan.
21.   Adjustment Upon Change of Shares.   If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting Shares of the Corporation occurs, then the number and class of Shares authorized under this Plan, the number and class of Shares then subject to outstanding subscriptions, and the Initial Offering Price or the Alternate Offering Price shall be equitably adjusted by the Board to reflect such changes.
22.   Amendment and Termination of the Plan.   To the extent permitted by law, the Board may alter, amend or terminate this Plan from time to time, provided, however, that except as provided in Article 21 hereof, and except with respect to changes or additions that are intended to cause the Plan to comply with Section 423 of the Code, the Board may not, without approval by the holders of a majority of the Shares of Common Stock of the Corporation (a) increase the maximum number of Shares that may be purchased under the Plan, or (b) reduce the purchase price per Share, or (c) make any change or addition that is inconsistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder. No amendment of the Plan may, without the consent of the holder of any outstanding subscription, materially and adversely affect his rights as respects such subscription.
This Plan shall terminate (a) on the day that all the Shares authorized for sale under the Plan have been purchased, or (b) when terminated by the Board at its sole discretion. Upon termination of the Plan and the exercise or lapse of all subscription rights hereunder, all amounts remaining in the accounts of participating Employees shall be promptly refunded.
23.   Allocation of Shares.   If the total number of Shares that Employees elect to purchase under any offering exceeds the Shares available for purchase under that offering, the Committee shall make a pro-rata allocation of all the available Shares among such participating Employees, based upon the ratio that the dollar amount of each Employee’s subscription bears to the aggregate dollar amount of all participating Employees’ subscriptions. Notwithstanding the foregoing, if the Committee shall at any time determine that the foregoing method of allocation is inconsistent with the requirements of Section 423 of the Code, then subscriptions for any additional Shares in excess of the Shares so allocated shall be deemed to have lapsed.

24.   Governmental and Other Regulations.   The obligation of the Corporation to issue or transfer and deliver Shares under this Plan shall be subject to (a) approval of this Plan by the Corporation’s stockholders, (b) compliance with all applicable laws, governmental rules and regulations and administrative action, and (c) the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such issue or transfer, if deemed necessary or appropriate by counsel for the Corporation.
25.   Approval of Stockholders.   This Plan shall terminate if is not approved by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.
26.   Notices.   All notices or other communications by a participating Employee to the Corporation under or in connection with the Plan shall be deemed to have been given only when received by the Corporation or when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.
27.   Indemnification of the Board.   In addition to such other rights of indemnification as they may have as directors, officer or Employees the members of the Board and the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof  (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.
28.   Tenure.   A participant’s right, if any, to continue to serve the Corporation as an officer, Employee or otherwise, will not be enlarged or otherwise affected by his designation as participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.
29.   Expenses of Plan.   The expenses of the Plan will be borne by the Corporation.
30.   Number and Gender.   Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.
31.   Application Law.   The validity, interpretation, and enforcement of this Plan are governed in all respects of the laws of Florida.
Adopted by the Board of Directors:	January 24, 1990
Approved by Shareholders:	April 26, 1990; April 24, 2003
As amended, effective April 19, 1995; April 30, 1996; April 29, 1990; August 23, 2000; January 24, 2001; October 31, 2001; November 21, 2001; April 24, 2003; July 1, 2013

ANNUAL MEETING OF SHAREHOLDERSBROWN & BROWN, INC.The Shores Resort, River Room, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FORTHE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 2015, 9:00 A.M. (EDT)The undersigned hereby appoints Robert W. Lloyd and R. Andrew Watts and each of them as proxies with full powerof substitution, with all the powers the undersigned would possess if personally present, to vote all shares ofCommon Stock of Brown & Brown, Inc. which the undersigned is entitled to vote at the Annual MeetingShareholders and any adjournment(s) thereof.of(Continued and to be signed on the reverse side)PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.ANNUAL MEETING OF SHAREHOLDERSBROWN & BROWN, INC.The Shores Resort, River Room, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118MAY 6, 2015, 9:00 A.M. (EDT)NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, Proxy Statement and Annual Report to Shareholdersare available at www.viewproxy.com/bbinsurance/2015

1. Election of Directors.

01 J. Hyatt Brown	05 Bradley Currey, Jr.	09 Timothy R.M. Main	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)
02 Samuel P. Bell, III	06 Theodore J. Hoepner	10 H. Palmer Proctor, Jr.			
03 Hugh M. Brown	07 James S. Hunt	11 Wendell S. Reilly			
04 J. Powell Brown	08 Toni Jennings	12 Chilton D. Varner			

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date ____________________

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting ☐

Signature ____________________

Signature ____________________
(Joint Owners)

CONTROL NUMBER

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

The Board of Directors recommends you vote FOR the following proposals:1. Election of Directors. FOR ALLNOMINEES WITHHOLDAUTHORITY FORALL NOMINEES FOR ALL EXCEPT(SEE INSTRUCTIONSBELOW)01 J. Hyatt Brown02 Samuel P. Bell, III03 Hugh M. Brown04 J. Powell Brown05 Bradley Currey, Jr.06 Theodore J. Hoepner07 James S. Hunt08 Toni Jennings09 Timothy R.M. Main10 H. Palmer Proctor, Jr.11 Wendell S. Reilly12 Chilton D. Varner(Instructions: To withhold authority to vote for any indicated nominee, mark “FOR ALL EXCEPT”and write the number(s) of the nominee(s) in the box provided to the right.)2. The ratification of the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.'sindependent registered public accountants for the fiscal year ending December 31, 2015. FOR AGAINST ABSTAIN3. To approve, on an advisory basis, the compensation of named executive officers. FOR AGAINST ABSTAIN4. To reapprove Brown & Brown, Inc.’s 2010 Stock Incentive Plan pursuant to InternalRevenue Code Section 162(m). FOR AGAINST ABSTAIN5. To approve the amendment of Brown & Brown, Inc.’s 1990 Employee StockPurchase Plan. FOR AGAINST ABSTAINIn their discretion the Proxies are authorized to vote upon such other businessas may properly come before the Meeting or an adjournment thereof.Persons who do not indicate attendance at the Annual Meeting on this proxycard may be required to present proof of stock ownership to attend.This proxy, when properly executed, will be voted in the manner directedherein by the undersigned shareholder. If no direction is made, this proxywill be voted FOR the election of all of the director nominees listed on thisproxy card and FOR Proposals 2, 3, 4 and 5.DateAddress Change/Comments: (If you noted Signatureany Address Changes and/or Commentsabove, please mark box.) CONTROL NUMBERPlease indicate if youplan to attend this meeting Signature(Joint Owners)Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name, by authorized officer.PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.CONTROL NUMBERPROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or TelephoneMAILVote Your Proxy by Mail:Mark, sign, and date your proxycard, then detach it, and return itin the postage-paid envelopeprovided.TELEPHONEVote Your Proxy by Phone:Call 1 (888) 693-8683Use any touch-tone telephone tovote your proxy. Have your proxycard available when you call.Follow the voting instructions tovote your shares.INTERNETVote Your Proxy on the Internet:Go to www.cesvote.comHave your proxy card availablewhen you access the abovewebsite. Follow the prompts tovote your shares.DO NOT PRINT IN THIS AREA(Shareholder Name & Address Data)NNY1500689-001-002